Exhibit 4.1

Execution Version

GCI, LLC,

as Issuer

4.750% Senior Notes due 2028

INDENTURE

Dated as of October 7, 2020

MUFG Union Bank, N.A.,
as Trustee

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

-i-

Page

ARTICLE IV

COVENANTS

-ii-

-iii-

EXHIBITS

Exhibit A	Form of Note

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investor

-iv-

INDENTURE

INDENTURE dated as of October 7, 2020 between GCI, LLC, a Delaware limited liability company, as Issuer (the “Issuer”), and MUFG Union Bank, N.A., a New York banking corporation, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s 4.750% Senior Notes due 2028 (the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.               Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Additional Assets” means (i) any Property (other than cash or Temporary Cash Investments) to be owned by the Issuer or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving or developing any Property owned by the Issuer or a Restricted Subsidiary which is used in a Related Business and (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Issuer or any Restricted Subsidiary.

“Additional Notes” means Notes, in addition to, and having identical terms as and part of the same series as, the $600,000,000 aggregate principal amount of Notes issued on the Issue Date, issued pursuant to Article II and in compliance with Section 4.11.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; provided, that such specified Person shall not be deemed to be an Affiliate of any other Person solely because they share one or more common members of their respective board of managers, board of directors or other controlling governing body. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than the Issuer or any Subsidiary of the Issuer) in whom the Issuer or a Subsidiary of the Issuer makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:

(1)     1.00% of the then outstanding principal amount of the Note; and

(2)     the excess of (a) the present value at such Redemption Date of (i) the Redemption Price of the Note at October 15, 2023 (such Redemption Price being set forth in the table appearing in paragraph 5 of the Notes) plus (ii) all required interest payments due on the Note through October 15, 2023 (excluding accrued but unpaid interest to the Redemption Date), in each case, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of the Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate, on or prior to two Business Days prior to the Redemption Date. The Trustee shall not be responsible for the calculation of the Applicable Premium hereunder.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger or a Sale and Leaseback Transaction) by such Person or any of its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries) in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests in another Person (including, with respect to the Issuer and its Restricted Subsidiaries, Capital Stock of Unrestricted Subsidiaries and Liberty Subsidiaries) or (b) any other Property of such Person or any of its Restricted Subsidiaries; provided, however, that the term “Asset Sale” shall not include: (i) the sale or transfer of Temporary Cash Investments, inventory, accounts receivable or other Property (including, without limitation, the sale or lease of excess satellite transponder capacity and the sale or lease of excess fiber capacity) in the ordinary course of business; (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be; (iii) the liquidation of Property received in settlement of debts owing to such Person or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person or any of its Restricted Subsidiaries in the ordinary course of business; (iv) with respect to the Issuer, any asset disposition permitted pursuant to Section 5.1 that constitutes a disposition of all or substantially all of the Issuer’s Property; (v) a Sale and Leaseback Transaction with respect to any assets within 90 days of the acquisition thereof; (vi) the sale or transfer of any Property by such Person or any of its Restricted Subsidiaries to such Person or any of its Restricted Subsidiaries; (vii) the Incurrence of a Lien otherwise than in contravention of the provisions of Section 4.16 hereof (and the exercise of any power of sale or other remedy thereunder); (viii) issuances of Capital Stock by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary; (ix) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (x) any sale of Capital Stock of a Liberty Subsidiary by the Issuer or any Restricted Subsidiary permitted by the last paragraph of Section 4.23; (xi) a disposition in the form of a Restricted Payment permitted to be made pursuant to Section 4.13 or a Permitted Investment; (xii) a disposition (taken together with any other dispositions in a single transaction or series of related transactions) with a Fair Market Value and a sale price of less than the greater of (x) $25 million and (y) 10% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries; or (xiii) sales, contributions, conveyances and other transfers of Receivables in connection with any Qualified Receivables Transaction.

“Available Excluded Contribution Amount” means the aggregate amount of Capital Stock Sale Proceeds since the Issue Date to the extent not used to increase the calculation of the Cumulative Credit pursuant to clause (ii) of the definition thereof or used to incur Indebtedness permitted pursuant to clause pursuant to clause (xi) of the definition of “Permitted Indebtedness”.

“Average Life” means, as of the date of determination, with respect to any security, the quotient obtained by dividing (i) the sum of the products of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal or other redemption payment of such security multiplied by the amount of such payment by (ii) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” of any Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board, or, if such Person is not a corporation, the equivalent decision-making body of such Person or any committee thereof duly authorized to act on behalf of such decision-making body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Broker-Dealer” means any Person who falls within the definition of “broker” or “dealer” as each is defined in Section 3(a) of the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city where the Corporate Trust Office is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Capital Debt Securities” means debt securities issued in a capital market public offering or capital market private placement, including any exchange offer for such debt securities.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP; provided that, any obligation under any existing or future operating lease as determined in accordance with GAAP in effect on December 31, 2018, regardless of whether it would be identified as a liability on a consolidated balance sheet of the Issuer, shall be deemed not to constitute a “Capital Lease Obligation”.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, membership interests in a limited liability company or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means (x) the aggregate Net Cash Proceeds received by the Issuer from the issue or sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer) by the Issuer of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date or capital contributions and (y) the Fair Market Value of marketable securities or other property contributed after the Issue Date by holders of its Capital Stock (other than Disqualified Stock).

“Change of Control” means the occurrence of one or more of the following events:

(1)     any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), but other than by way of merger or consolidation, of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders (including any direct or indirect wholly owned entity of any Permitted Holder) or the Guarantors;

(2)     the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)     any Person or Group (other than the Permitted Holders, any entity formed by Parent for the purpose of owning Capital Stock of the Issuer or any direct or indirect wholly owned entity of Parent or a Permitted Holder) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by Voting Stock of the Issuer or Parent.

“Change of Control Triggering Event” means the occurrence of both (x) a Change of Control and (y) a Ratings Event.

“Charter Exchangeable Debentures” means GCI’s 1.75% Exchangeable Senior Debentures due 2046 issued by GCI on June 18, 2018, and any refinancings or replacements thereof.

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Consolidated Interest Expense” means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, fees payable in connection with financings, including commitment, availability and similar fees, and amortization of debt issuance costs, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of dividends in respect of Disqualified Stock paid by such Person, the amount of Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of such Person held other than by such Person or a Subsidiary (other than any Unrestricted Subsidiary or Liberty Subsidiary) of such Person, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and the interest component of rentals in respect of any Capital Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis for such Person and its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries) in accordance with GAAP consistently applied. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

“Consolidated Net Asset Test” means (a) the Fair Market Value of the consolidated assets of the Liberty Subsidiaries (other than any Restricted Subsidiaries) minus (b) the consolidated Indebtedness of the Liberty Subsidiaries (other than any Restricted Subsidiaries) (the result of (a) minus (b), the “Consolidated Net Assets”) equals at least $3.0 billion.

“Consolidated Net Income” of a Person means for any period, the net income (loss) of such Person and its Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) with respect to the Issuer, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clause (ii) below, the Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (b) the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary or Liberty Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary during such period, (ii) solely for purposes of calculating Cumulative EBITDA for purposes of clause (c)(i) of the first sentence of Section 4.13, with respect to the Issuer, any net income (loss) of any Restricted Subsidiary (other than a Guarantor) if such Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary to the Issuer unless such restriction with respect to payment of dividends or distributions has been legally waived or is permitted by Section 4.18, except that (a) the Issuer’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iii) any gains or losses realized upon the sale or other disposition of any Property of such Person or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (iv) any extraordinary gain or loss, and (v) the cumulative effect of a change in accounting principles.

“Contributed Ventures Assets” means any Property owned or held by one or more of the Liberty Subsidiaries and all income, proceeds, distributions or collections received from, or cash proceeds from borrowings of Liberty Subsidiaries secured by, such Property.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereto is located at 350 California Street, 17th Floor, San Francisco, California 94104, Attention: Corporate Trust Services, with its operations office for register, transfer or exchange of the notes located at 445 South Figueroa Street, 8th Floor, Los Angeles, California 90071, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of December 27, 2018, by and among the Issuer, the Subsidiary party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and the other agents and lenders party thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Credit Facilities” means one or more agreements, including the Credit Agreement, pursuant to which the Issuer or any of its Restricted Subsidiaries Incurs or has Incurred Indebtedness for borrowed money (whether in the form of a credit agreement, debt securities or other agreement), as amended and supplemented from time to time, together with all documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents).

“Cumulative EBITDA” means at any date of determination the cumulative EBITDA of the Issuer from and after the last day of the fiscal quarter of the Issuer immediately preceding February 17, 2004 to the end of the fiscal quarter immediately preceding the date of determination or, if such cumulative EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

“Cumulative Interest Expense” means at any date of determination the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Issuer and its Restricted Subsidiaries from the last day of the fiscal quarter of the Issuer immediately preceding February 17, 2004 to the end of the fiscal quarter immediately preceding the date of determination.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Depository Trust Company, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash and Temporary Cash Investments received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Determination Date” means any date as of which the Secured Leverage Ratio or Total Leverage Ratio is being calculated.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness at the option of the holder thereof, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase or redeem such Capital Stock upon the consummation of an asset sale or a change of control shall not constitute Disqualified Stock.

“EBITDA” means, for any Person, for any period, an amount equal to: (A) the sum of: (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in arriving at Consolidated Net Income for such period, the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, (iii) to the extent deducted in arriving at Consolidated Net Income for such period, Consolidated Interest Expense for such period, (iv) to the extent deducted in arriving at Consolidated Net Income for such period, depreciation for such period on a consolidated basis, (v) to the extent deducted in arriving at Consolidated Net Income for such period, amortization for such period on a consolidated basis, (vi) to the extent deducted in arriving at Consolidated Net Income for such period, reasonable fees and expenses incurred or paid in connection with the consummation of acquisition, Investment or disposition transactions, the Incurrence, modification or repayment of Indebtedness or the issuance of Capital Stock, in each case, not prohibited by the terms of this Indenture and regardless of whether or not successfully consummated, including such fees and expenses relating to the offering of the Notes and the amendment or amendment and restatement of the Credit Agreement, (vii) to the extent deducted in arriving at Consolidated Net Income for such period, fees and expenses incurred or paid in connection with the negotiation and consummation of the Transactions and the other transactions contemplated by the Reorganization Agreement (including consent solicitations to noteholders), amendments to Credit Facilities, the issuance of the Charter Exchangeable Debentures and replacement financings, and the negotiation and consummation of the transactions contemplated by the Liberty Broadband Merger Agreement, (viii) to the extent deducted in arriving at Consolidated Net Income for such period, the amount of fees, expenses and loss on sales of Receivables in connection with a Qualified Receivables Transaction, (ix) except for purposes of calculating Cumulative EBITDA for purposes of clause (c) of the first sentence of Section 4.13, the amount, in the reasonable good faith determination of the Issuer, that reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any action, which amount shall only be included to the extent that the actions resulting in such operating expense reductions and other operating improvements, synergies or cost savings are (1) reasonably identifiable and factually supportable and (2) the benefits resulting therefrom are anticipated by the Issuer to be realized within 24 months after the consummation of such action; provided, that the aggregate amount of adjustments made pursuant to this clause (ix) with respect to operating expense reductions and other operating improvements, synergies or cost savings shall not exceed an amount equal to 20% of EBITDA (with such cap calculated prior to giving effect to any adjustments with respect to operating expense reductions and other operating improvements, synergies or cost savings), (x) to the extent not already included in Consolidated Net Income for such period, the proceeds from any business interruption insurance (including any such proceeds reasonably expected to be received by the Issuer or any Restricted Subsidiary in a subsequent period and within one year of the underlying loss; provided that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period), and (xi) to the extent deducted in arriving at Consolidated Net Income for such period, any other non-cash items, extraordinary items, non-recurring and unusual items (including (a) any restructuring charges or provision (whether or not classified as a restructuring charge or provision under GAAP), (b) costs and expenses and charges, (c) costs and expenses related to litigation settlements or judgments and/or charges, (d) costs and expenses related to asset acquisitions and dispositions, (e) integration costs, (f) business optimization expense or cost, (g) recruiting expense, (h) costs related to the closure and/or consolidation of facilities and to existing lines of business, any reconstruction, (i) recommissioning or reconfiguring of fixed assets for alternative use and (j) the amount of any regulatory judgements, rulings or litigation that causes a financial ramification that is applicable to any such period) and the cumulative effects of changes in accounting principles reducing such net income, minus (B) to the extent included in arriving at Consolidated Net Income for such period, all non-cash items, extraordinary items, non-recurring and unusual items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Issuer each of the foregoing items shall be determined on a consolidated basis with respect to the Issuer and its Restricted Subsidiaries only.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any Property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise expressly provided in this Indenture, by any Officer of the Issuer.

“Foreign Subsidiary” means any Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States of America as in effect on the Issue Date, unless stated otherwise.

“GCI” means GCI Liberty, Inc., a Delaware corporation, and its successors.

“GCI Holdings” means GCI Holdings, LLC, a Delaware limited liability company, and its successors.

“Global Note Legend” means the legend set forth in Section 2.6(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1, 2.6(b)(3), 2.6(b)(4), 2.6(d)(2) or 2.6(f) hereof.

“Global Notes Custodian” means the Trustee or any other party appointed as such pursuant to Section 2.3 hereof, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Group” has the meaning assigned to such term in the definition of “Change of Control” in this Section 1.1.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Restricted Subsidiary or Liberty Subsidiary of the Issuer that Guarantees the Issuer’s obligations under this Indenture and the Notes, including such Guarantees entered into after the date of this Indenture pursuant to Section 4.19.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, foreign exchange contract, currency swap agreement, currency option or any other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that, solely for purposes of determining compliance with Section 4.11, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount payable at Stated Maturity.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided that, any obligation under any existing or future operating lease, regardless of whether it would be identified as a liability on a consolidated balance sheet of the Issuer, shall be deemed not to constitute “Indebtedness”, and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such first Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured), (iii) Guarantees of Indebtedness of other Persons, (iv) any Disqualified Stock, (v) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person (limited to the aggregate amount of drawings thereunder that have not been reimbursed within 10 business days of such Person’s obligation to reimburse such drawings), (vi) Preferred Stock of any Restricted Subsidiary held by any Person that is not the Issuer or another Restricted Subsidiary and (vii) to the extent not otherwise included in clauses (i) through (vi) of this paragraph, any payment obligations of any such Person at the time of determination under any Hedging Obligation. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof at such date. For purposes of this definition, the amount of the payment obligation with respect to any Hedging Obligation shall be an amount equal to (i) zero, if such obligation is an Interest Rate Agreement permitted pursuant to clause (v) of the definition of “Permitted Indebtedness” or (ii) the amount of any other Hedging Obligation equal at any time of determination to the termination value of the applicable agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time, after giving effect to all netting arrangements.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness: (i) contingent obligations incurred in the ordinary course of business or consistent with past practices, (ii) obligations under or in respect of Qualified Receivables Transactions, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) in connection with the purchase or disposition by the Issuer or any of its Restricted Subsidiaries of any business or property, any incurred or assumed indemnification, working capital and other post-closing payment adjustments (including earn-outs) or similar obligations and holdback arrangements, in each case until such time as such obligation becomes a liability on the balance sheet of the Issuer or a Restricted Subsidiary pursuant to GAAP, (v) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been irrevocably defeased or irrevocably satisfied and discharged pursuant to the terms of such agreement, (vi) in the case of the Issuer and its Restricted Subsidiaries, (x) all intercompany Indebtedness made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Issuer and its Restricted Subsidiaries, (vii) Capital Stock (other than Disqualified Stock), and (viii) obligations under any Tower Lease.

“Indenture” means this Indenture, as amended, modified, amended and restated or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Truist Securities, Inc., J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., MUFG Securities Americas Inc., TD Securities (USA) LLC, Citizens Capital Markets, Inc. and Wells Fargo Securities, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Issuer and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Issuer or such Restricted Subsidiary, as the case may be. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Issuer’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Temporary Cash Investments (or in assets other than cash which have been sold or otherwise disposed of for cash or Temporary Cash Investments) by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Status” shall apply at any time the Notes receive both a rating equal to or higher than BBB- (or the equivalent) and a rating equal to or higher than Baa3 (or the equivalent) from Moody’s or S&P (or such similar equivalent rating by at least two “nationally recognized statistical rating organizations” (as defined in Rule 436 under the Securities Act)).

“Issue Date” means October 7, 2020, the date of original issuance of Notes.

“Issuer” means the party named as such above until a successor replaces it in accordance with Article V hereof, and thereafter means such successor.

“Liberty Broadband” means Liberty Broadband Corporation, a Delaware corporation, and its successors.

“Liberty Broadband Merger” means (i) the merger of Liberty Broadband Merger Sub with and into GCI, with GCI surviving the merger as a wholly owned subsidiary of Liberty Broadband Merger LLC, and (ii) immediately following such merger, the merger of GCI with and into Liberty Broadband Merger LLC, with Liberty Broadband Merger LLC surviving as a wholly owned subsidiary of Liberty Broadband, each, in accordance with the Agreement and Plan of Merger, dated as of August 6, 2020, as amended, restated, supplemented or otherwise modified from time to time (the “Liberty Broadband Merger Agreement”) by and among GCI, Liberty Broadband, Liberty Broadband Merger LLC and Liberty Broadband Merger Sub.

“Liberty Broadband Merger Agreement” has the meaning set forth in the definition of “Liberty Broadband Merger.”

“Liberty Broadband Merger LLC” means Grizzly Merger Sub 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of Liberty Broadband.

“Liberty Broadband Merger Sub” means Grizzly Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of Liberty Broadband Merger LLC.

“Liberty Dividend Assets” means the dividend, transfer or other distribution by the Issuer or any Restricted Subsidiary of any Contributed Ventures Assets.

“Liberty Subsidiary” means (i) Broadband Holdco, LLC, a Delaware limited liability company; BCY Holdings, Inc., a Delaware corporation, Celebrate Interactive LLC, a Delaware limited liability company; Centennial Rural Development, Inc., a Delaware corporation; Cool Kicks Media, LLC, a Delaware limited liability company; Liberty Digital Commerce, LLC, a Delaware limited liability company; Liberty Interactive Advertising, LLC, a Delaware limited liability company; LIC Tree, LLC, a Delaware limited liability company; LIC Tree 2, LLC, a Delaware limited liability company; LIC Ventures Marginco, LLC; a Delaware limited liability company; LMC Lockerz, LLC; a Delaware limited liability company; LMC Social, LLC, a Delaware limited liability company; LV Basket Marginco, LLC, a Delaware limited liability company; LV Bridge; Provide Gifts, Inc., a Delaware corporation; Ventures Holdco; and Ventures Holdco II, LLC; in each case including the successor of any of the foregoing Persons, and (ii) any Subsidiary of the Issuer designated as a Liberty Subsidiary in accordance with Section 4.22. A Liberty Subsidiary shall not be deemed a Restricted Subsidiary or an Unrestricted Subsidiary unless and until such Liberty Subsidiary is redesignated a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, in accordance with Section 4.22.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or similar preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing; provided that in no event shall an operating lease be deemed to constitute a Lien).

“Limited Condition Transaction” means any (i) Investment or acquisition, including by way of merger, amalgamation or consolidation, or any other Restricted Payment by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“LV Bridge” means LV Bridge LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Available Cash” from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in an Assets Sale, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such Properties or assets or received in any other non-cash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale or sale or other disposition of Designated Non-Cash Consideration, and in each case net of all payments made on any Indebtedness (a) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (b) which must (1) by its terms, or in order to obtain a necessary consent to such Asset Sale (except, in the case of this clause (b), Indebtedness that is pari passu with or subordinated to the Notes), or (2) by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“NMTC Subsidiaries” means Terra GCI Investment Fund, LLC, a Missouri limited liability company, Terra GCI 2 Investment Fund, LLC, a Missouri limited liability company, Terra GCI 2-USB Investment Fund, LLC, a Missouri limited liability company, Terra GCI 3 Investment Fund, LLC, a Missouri limited liability company, Twain Investment Fund 210, LLC, a Missouri limited liability company, Terra GCI 5 Investment Fund 1, LLC, a Missouri limited liability company, Terra GCI 5 Investment Fund 2, LLC, a Missouri limited liability company, and each investment fund that, after the Issue Date, as a result of a Permitted NMTC Transaction, the accounts of which would be consolidated with those of the Issuer in the Issuer’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, and each subsidiary of each of the foregoing.

“Non-Recourse Indebtedness” means Indebtedness of a Person (i) as to which neither the Issuer nor any of the Restricted Subsidiaries (other than such Person or any Subsidiaries of such Person (or, in the case of any Liberty Subsidiary, other than such Person or any Subsidiaries of such Person that are Liberty Subsidiaries) or, if recourse is limited as provided in clause (ii) below, the holders of the Capital Stock in such Person) (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is liable (as a guarantor or otherwise); and (ii) the incurrence of which will not result in any recourse against any of the assets of the Issuer or the Restricted Subsidiaries (other than to the assets of such Person and its Subsidiaries (or, in the case of any Liberty Subsidiary, other than such Person or any Subsidiaries of such Person that are Liberty Subsidiaries) and other than to the Capital Stock in such Person).

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Notes issued on the Issue Date and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date and any Additional Notes.

“Offering Memorandum” means the final offering memorandum, dated September 23, 2020, relating to the offering by the Issuer of $600,000,000 aggregate principal amount of 4.750% Senior Notes due 2028.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to Parent, the Issuer, any Subsidiary of the Issuer or the Trustee.

“Parent” means (x) prior to the consummation of the Liberty Broadband Merger, GCI and (y) following consummation of the Liberty Broadband Merger, Liberty Broadband, and in each case, any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of the assets of Parent, including any subsequent successor (by merger, consolidation, transfer or otherwise) to all or substantially all of a successor’s assets, if, immediately after giving effect to such transaction, such successor beneficially owns either (a) all of the Capital Stock of the Issuer that was beneficially owned by Parent immediately prior to such transaction or (b) at least a majority of the voting power of the outstanding Voting Stock of the Issuer; provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the Capital Stock of the Issuer then beneficially owned by Parent, the term “Parent” shall also mean such Transferee Parent. “Transferee Parent” for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Parent of a Person or Persons (a “Transferred Person”) that hold Capital Stock of the Issuer beneficially owned by Parent, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, Voting Stock representing at least a majority of the voting power of the outstanding Voting Stock of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of Parent, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding Voting Stock of Parent (or of any publicly traded class or series of Voting Stock of Parent designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series. “Control Person” for this purpose means each of (i) the Chairman of the Board of Parent, (ii) the President, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Chief Corporate Development Officer of Parent, (iii) any Senior Vice President of Parent, (iv) each of the directors of Parent and (v) the (A) respective parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews of the Persons referred to in clauses (i) through (iv) and their respective spouses, (B) estates, legatees and devisees of the Persons referred to in clauses (i) through (iv) and of each of the Persons referred to in clause (A) and (C) any company, partnership, trust or other entity or investment vehicle controlled by the Persons referred to in clauses (i) through (iv) or any of the Persons referred to in clause (A) or (B) or the holdings of which are for the primary benefit of any of such Persons.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer that ranks pari passu in right of payment with the Notes.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Holders” means (i) Parent, (ii) each of John C. Malone and Gregory B. Maffei (whether such persons are acting individually or in concert), and their respective parents, spouses, siblings, descendants (including adoptees), step children, step grandchildren, nieces and nephews and their respective spouses, (iii) any trusts or private foundations created primarily for the benefit of, or controlled at the time of creation by, any of the persons described in clause (ii), or any trusts or private foundations created primarily for the benefit of any such trust or private foundation or for charitable purposes, (iv) in the event of the incompetence or death of any of the persons described in clause (ii), such person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, (v) any publicly traded Person in which any of the Persons referred to in clauses (ii) through (iv) (whether individually or together with the other Persons in clauses (ii) through (iv)) is the largest beneficial owner of (x) the equity interests of such Person or (y) the aggregate voting power of all the outstanding classes or series of the equity interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, (vi) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity interests of which are beneficially owned by any one or more of the Persons referred to in clauses (i), (ii), (iii), (iv) or (v), (vii) any group consisting solely of persons described in clauses (i) through (vi) and (viii) the GCI Liberty, Inc. Employee Stock Purchase Plan.

“Permitted Indebtedness” means any and all of the following: (i) Indebtedness pursuant to any Credit Facility Incurred under this clause (i) in an aggregate principal amount outstanding at any time not to exceed (a) $1,045.0 million plus (b) the greater of (x) $300 million and (y) 1.00 multiplied by Trailing EBITDA plus (c) an additional amount that after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Secured Leverage Ratio of the Issuer and the Restricted Subsidiaries (on a consolidated basis) would not exceed 4.5 to 1.0 (with all Indebtedness incurred pursuant to this clause (c) deemed to be secured by a Lien); (ii) Indebtedness of the Issuer and the Guarantors evidenced by the Notes issued on the Issue Date (and any future Note Guarantees related thereto); (iii) Indebtedness of the Issuer owing to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; provided, further, that any Indebtedness of the Issuer owing to and held by a Restricted Subsidiary that is not a Guarantor shall be expressly subordinated to the Notes; (iv) Indebtedness (other than Indebtedness permitted by Section 4.11 or elsewhere in this definition) in an aggregate principal amount outstanding at any time not to exceed the greater of (x) $75 million and (y) 25% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries; (v) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, provided, that the obligations under such agreements are entered into for non-speculative purposes; (vi) Indebtedness in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (vii) Indebtedness outstanding on the Issue Date (after giving effect to the application of the proceeds of the sale of the Notes); (viii) Indebtedness constituting Guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any other Restricted Subsidiary Incurred in accordance with the provisions of this Indenture and subject to the covenant set forth in Section 4.19; (ix) Indebtedness of the Issuer or a Restricted Subsidiary represented by Capital Lease Obligations, Vendor Financings, mortgage financings, purchase money obligations or letters of credit, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of Property used in the business of the Issuer or such Restricted Subsidiary as long as such Indebtedness is Incurred prior to, or within 180 days after, the acquisition, construction or improvement (and any refinancing of such Indebtedness) in an aggregate principal amount not to exceed the greater of (x) $75 million and (y) 25% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries at any time outstanding when incurred; (x) Indebtedness of (x) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition (including a merger, consolidation or amalgamation) or other Investment permitted under this Indenture or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, Investment or merger, consolidation or amalgamation, either (1) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness under the test set forth in the first paragraph of Section 4.11 or (2) the Total Leverage Ratio of the Issuer would be no greater than immediately prior to such acquisition, Investment or merger, consolidation or amalgamation; (xi) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount, together with any Permitted Refinancing Indebtedness in respect thereof incurred pursuant to clause (xiii) hereof, not to exceed an amount equal to 100% of the amount of Capital Stock Sale Proceeds since the Issue Date to the extent not used to increase the calculation of the Cumulative Credit pursuant to clause (ii) of the definition thereof or applied to make Restricted Payments or Permitted Investments; (xii) Indebtedness (whether secured or unsecured) in an aggregate principal amount, together with any Permitted Refinancing Indebtedness in respect thereof incurred pursuant to clause (xiii) hereof, not to exceed $300,000,000 at any one time outstanding (measured solely when incurred) in connection with Permitted NMTC Transactions, provided, that (a) immediately before and immediately after the incurrence thereof, no Default shall or would exist, and (b) all such Indebtedness incurred after the Issue Date shall have a final stated maturity date that is no earlier than the maturity date of the Notes; (xiii) to the extent constituting Indebtedness, obligations in an aggregate amount not exceeding the greater of (x) $30,000,000 and (y) 10% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries at any one time outstanding (such amount measured solely when incurred, created or assumed) related to grants from governmental entities, non-profit entities or other foundations; and (xiv) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (a) of Section 4.11 and clauses (i)(b), (i)(c), (ii), (vii), (x), (xi) and (xii) above.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in: (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to (after which such other Person shall cease to exist or shall remain a “shell” company), the Issuer or a Restricted Subsidiary; (iii) cash and Temporary Cash Investments; (iv) accounts receivable owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments; (vii) loans and advances to employees of Parent, the Issuer or a Restricted Subsidiary made in the ordinary course of business consistent with past practice of Parent, the Issuer or such Restricted Subsidiary, as the case may be; (viii) Investments existing as of the date of this Indenture, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require the Issuer or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (ix) any Investment consisting of a Guarantee permitted under clause (viii) of the definition of “Permitted Indebtedness”; (x) Investments made as a result of the receipt of non-cash consideration from any Asset Sale (including any Designated Non-cash Consideration) made pursuant to and in compliance with Section 4.17 or any other sale of assets permitted by this Indenture; (xi) an Investment by the Issuer or a Restricted Subsidiary in a Liberty Subsidiary that consists of a capital contribution (by means of any transfer of cash or other property), the proceeds of which are then promptly used to make a capital contribution, dividend or distribution to a Restricted Subsidiary; (xii) Investments by the Issuer or a Restricted Subsidiary of Receivables and related assets in any Person in connection with a Qualified Receivables Transaction; (xiii) Investments made pursuant to this clause (xiii) at any time, and from time to time, after the date of this Indenture in an aggregate amount at any one time outstanding (measured solely when such Investment is made) not to exceed the greater of (x) $75 million and (y) 25% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries; (xiv) Investments in an aggregate outstanding amount not to exceed an amount equal to Declined Excess Proceeds that have not been utilized to make Restricted Payments in reliance on clause (13) of the second paragraph under Section 4.13; (xv) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or any Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (xvi) any Investment represented by Hedging Obligations not entered into for speculative purposes; (xvii) any Investment the payment for which consists of Capital Stock (other than Disqualified Stock) of the Issuer; (xviii) the creation of Liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with Section 4.16; (xix) Investments pursuant to Permitted NMTC Transactions (including the acquisition of NMTC Subsidiaries pursuant to the terms of the Permitted NMTC Transactions); (xx) Investments made from the proceeds from any dividend or distribution by an Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary that does not increase the Cumulative Credit, and (xxi) any Investment in the Issuer or any Restricted Subsidiary of the Issuer by a Restricted Subsidiary of the Issuer or by the Issuer in any Restricted Subsidiary of the Issuer.

“Permitted Liberty Indebtedness” means any and all of the following: (i) Indebtedness of a Liberty Subsidiary owing to and held by any other Liberty Subsidiary; provided that any event that results in a Liberty Subsidiary ceasing to be a Liberty Subsidiary or any subsequent transfer of any such Indebtedness (except to a different Liberty Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (ii) Indebtedness constituting Guarantees by a Liberty Subsidiary of Indebtedness of another Liberty Subsidiary, (iii) Indebtedness constituting Guarantees by a Liberty Subsidiary of Indebtedness of the Issuer or a Restricted Subsidiary to the extent such Guarantee is permitted to be incurred in accordance with the provisions of this Indenture and subject to the limitations on the granting of such Guarantees set forth in Section 4.23, (iv) Indebtedness by LV Bridge constituting Guarantees or any contingent obligation in respect of the Charter Exchangeable Debentures, and (v) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, provided, that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of Section 4.23(1) (including by reference to this definition).

“Permitted Liens” means: (i) (x) Liens on the Property of the Issuer or any Restricted Subsidiary existing on the Issue Date and (y) Liens in favor of the Issuer or any Restricted Subsidiary; (ii) Liens under any Credit Facility relating to Indebtedness incurred pursuant to clause (i) of the definition of “Permitted Indebtedness”; (iii) Liens on the Property of the Issuer or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (i), (ii), (vii), (x) or (xii); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus (a) improvements on such Property, accessions, proceeds, replacements or distributions in respect thereof, and (b) if such Liens encumbered types of assets, additional assets of that same type) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (i), (ii), (vii), (x) or (xii), as applicable, at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any premiums, fees and other expenses incurred by the Issuer in connection with such extension, renewal, refinancing, replacement or refunding; (iv) Liens for taxes, assessments or governmental charges or levies on the Property of the Issuer or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which the Issuer or the applicable Restricted Subsidiary (as applicable) has set aside on its books adequate reserves with respect thereto in accordance with and to the extent required by GAAP; (v) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens on the Property of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of the Issuer or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens on Property at the time the Issuer or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided such Lien shall not have been Incurred in anticipation of or in connection with such transaction or series of related transactions pursuant to which such Property was acquired by the Issuer or any Restricted Subsidiary; (viii) Liens on the Property of the Issuer or any Restricted Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in anticipation of or in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (ix) pledges or deposits by the Issuer or any Restricted Subsidiary under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (x) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided any such Lien does not extend to any other Property of the Issuer or any Restricted Subsidiary; and provided, further, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary; (xi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (xii) Liens on Property securing Capital Lease Obligations, Vendor Financings, mortgage financings, purchase money obligations or letters of credit Incurred pursuant to clause (ix) of the definition of “Permitted Indebtedness”; provided, however, that any such Lien will be limited to all or any part of the same Property purchased, constructed, improved or acquired directly with such Indebtedness; (xiii) Liens securing the Notes; (xiv) Liens on Property of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries permitted to be Incurred under this Indenture; (xv) Liens securing Hedging Obligations or letters of credit so long as, in the case of Hedging Obligations in respect of Indebtedness and letters of credit in respect of payments of Indebtedness, such underlying Indebtedness is permitted under this Indenture to be secured by a Lien on the same property securing such Hedging Obligations or letters of credit; (xvi) Liens (securing Indebtedness or otherwise) of the Issuer or any Restricted Subsidiary in an aggregate principal amount not to exceed the greater of $75 million and (y) 25% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries at any time outstanding when incurred; (xvii) Liens on Receivables and related assets incurred in connection with a Qualified Receivables Transaction; (xviii) Liens arising from the rending of a final judgment or order against the Issuer or any of its Restricted Subsidiaries that do not give rise to an Event of Default; (xix) Liens arising from filings Uniform Commercial Code financing statements regarding leases or other Uniform Commercial Code financing statements for precautionary purposes relating to arrangements not constituting Indebtedness; (xx) Liens on the Issuer or any Restricted Subsidiary securing Permitted NMTC Debt; (xxi) Liens on the Capital Stock of Unrestricted Subsidiaries; and (xxii) Liens arising from sales or other transfers of accounts receivable that are past due or otherwise doubtful of collection in the ordinary course of business.

“Permitted NMTC Debt” means Indebtedness incurred pursuant to clause (xii) of the definition of “Permitted Indebtedness”.

“Permitted NMTC Transactions” means (a) the New Markets Tax Credit transactions consummated by the Issuer and its subsidiaries prior to the Issue Date (the “Existing NMTC Transactions”) and (b) additional New Markets Tax Credit transactions consummated after the Issue Date on terms and conditions substantially similar to those relating to the Existing NMTC Transactions (except that all debt owed by the relevant investment funds thereunder shall be payable to the Issuer or a Restricted Subsidiary, and the Issuer or such Restricted Subsidiary, as the case may be, may guarantee or indemnify tax indemnification obligations of the project borrower) or otherwise reasonably acceptable to the administrative agent under the Credit Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used within 60 days after the date of issuance thereof to extend, renew, substitute, refinance, replace or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries, so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such extension, renewal, refinancing, replacement or refunding (other than to finance fees and expenses, including any premium and defeasance costs, incurred in connection therewith), (ii) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being extended, renewed, refinanced, replaced or refunded, (iii) the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being extended, renewed, refinanced, replaced or refunded and (iv) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, refinanced, replaced or refunded; provided, that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that extends, renews, refinances, replaces or refunds, Indebtedness of the Issuer or (b) Indebtedness of the Issuer or a Restricted Subsidiary that extends, renews, refinances, replaces or refunds Indebtedness of an Unrestricted Subsidiary or a Liberty Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in, and other securities of, any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Purchase Date” means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Purchase Price” means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest thereon to the Purchase Date.

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Qualified Equity Offering” means any issuance of Qualified Stock of Parent or the Issuer or any cash contribution made to Parent or the Issuer; provided that in the event of an issuance by Parent or a cash contribution made to Parent, Parent contributes to the capital of the Issuer the portion of the Net Cash Proceeds of such issuance or the net proceeds of such cash contribution, as applicable, necessary to pay the aggregate Redemption Price (plus accrued and unpaid interest thereon to the Redemption Date) of the Notes to be redeemed with the proceeds of such Qualified Equity Offering as described in Section 3.8.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary in which the Issuer or such Restricted Subsidiary may sell, contribute, convey or otherwise transfer to, or grant a security interest in for the benefit of, any other Person (other than the Issuer or a Subsidiary thereof), any Receivables (whether now existing or arising in the future) of the Issuer or any Restricted Subsidiary, and any related assets, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables; provided that all such Qualified Receivables Transactions shall be made at Fair Market Value (including after giving effect to any Receivables Fees); provided further that all such Qualified Receivables Transactions shall not (a) be Guaranteed by the Issuer or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants, indemnities and performance Guarantees that are reasonably customary in an accounts receivables financings), (b) be recourse to or obligate the Issuer or any Restricted Subsidiary in any way other than pursuant to representations, warranties, covenants, indemnities and performance Guarantees that are reasonably customary in accounts receivables financings, or (c) subject any property or asset of the Issuer or of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, indemnities and performance Guarantees reasonably customary in accounts receivables financings and other than any interest in the Receivables (whether in the form of an equity interest in such Receivables payable primarily from such Receivables) retained or acquired by the Issuer or any Restricted Subsidiaries.

“Qualified Stock” means any Capital Stock that is not Disqualified Stock.

“Rating Agency” means S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the notes publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the date of the first public announcement of the occurrence of a Change of Control and (ii) ends on the consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency due to the Change of Control.

“Ratings Event” means both (x) the Notes do not have an Investment Grade Status within the Ratings Decline Period and (y) a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by both Rating Agencies (unless the applicable rating agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control) following which (except in the case of a withdrawal of a rating) the rating of the Notes by each such rating agency is below such rating agency rating of the Notes immediately prior to the occurrence of the Change of Control.

“Receivable” means any Indebtedness and other payment obligations owed to the Issuer or any Restricted Subsidiary, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each case arising in connection with (a) the sale of goods or the rendering of service or (b) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person (other than the Issuer or a Subsidiary thereof) in connection with, any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Redemption Date” means, with respect to any Note to be redeemed, the date for such redemption as determined by or pursuant to this Indenture.

“Redemption Price” means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest thereon to the Redemption Date.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, transferred pursuant to Regulation S.

“Related Business” means (x) the business of (i) transmitting, or providing services related to the transmission of voice, video or data through owned or leased wireline or wireless transmission facilities or (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (y) any business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or (z) any other business that is incidental, related, similar, ancillary or complementary to those identified in the foregoing clause (x) or (y) and reasonable extensions thereof.

“Reorganization Agreement” means the Agreement and Plan of Reorganization, dated as of April 4, 2017, among Qurate Retail, Inc. (f/k/a Liberty Interactive Corporation), Liberty Interactive LLC and GCI, as amended pursuant to Amendment No. 1 to Reorganization Agreement dated as of July 19, 2017 and Amendment No. 2 to Reorganization Agreement dated as of November 8, 2017.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility or be part of the group that has such responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Note in the form of a Global Note bearing the Private Placement Legend.

“Restricted Payment” means (i) any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Issuer or Capital Stock of any Restricted Subsidiary or Liberty Subsidiary except for any dividend or distribution which (a) is made solely by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to the other holders of Capital Stock of such Restricted Subsidiary on a pro rata basis), (b) is made solely by a Restricted Subsidiary to a Liberty Subsidiary the proceeds of which are then promptly used to make a dividend, distribution or capital contribution to the Issuer or another Restricted Subsidiary, (c) is made solely by a Liberty Subsidiary to another Liberty Subsidiary or (d) is payable solely in shares of Capital Stock (other than Disqualified Stock) of the Issuer; (ii) a payment made by the Issuer, any Restricted Subsidiary or any Liberty Subsidiary to purchase, redeem, acquire or retire any Capital Stock of the Issuer or Capital Stock of any Affiliate of the Issuer (other than a Restricted Subsidiary or a Liberty Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; (iii) a payment made by the Issuer, any Restricted Subsidiary or any Liberty Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Issuer which is contractually subordinate in right of payment to the Notes; and (iv) an Investment (other than Permitted Investments) in any Person.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means (i) any Subsidiary of the Issuer on or after the Issue Date unless such Subsidiary (x) shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to the definition of “Unrestricted Subsidiary” or (y) is a Liberty Subsidiary, (ii) an Unrestricted Subsidiary which is designated as a Restricted Subsidiary as permitted pursuant to the definition of “Unrestricted Subsidiary” or (iii) a Liberty Subsidiary which is designated a Restricted Subsidiary as permitted pursuant to Section 4.22.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person (or, in the case of the Issuer, its Restricted Subsidiaries) and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries).

“Secured Leverage Ratio” means the ratio of (i) (x) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Issuer, the outstanding Indebtedness of the Issuer and its Restricted Subsidiaries) that is secured by a Lien on Property of such Person or any of its Subsidiaries (or in the case of the Issuer, the Issuer or any Restricted Subsidiary) as of the Determination Date minus (y) Permitted NMTC Debt to the extent included therein, minus (z) the unrestricted cash and Temporary Cash Investments, in each case, of such Person and its Subsidiaries (or in the case of the Issuer, the Issuer or any Restricted Subsidiary) as of the Determination Date divided by (ii) the Trailing EBITDA of such Person (or in the case of the Issuer, the Trailing EBITDA of the Issuer and its Restricted Subsidiaries).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary” means any Subsidiary (and its Subsidiaries) whose EBITDA comprises more than 10% of the EBITDA of the Issuer for the most recently completed fiscal year for which internal financial statements are available; and provided, that no Unrestricted Subsidiary or Liberty Subsidiary shall be deemed a Significant Subsidiary.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the final date on which the payment of principal of such Indebtedness is due and payable.

“Subsidiary” of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least a majority of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise and in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes. Notwithstanding the foregoing, no NMTC Subsidiary shall constitute a Subsidiary solely due to the foregoing clause (ii).

“Temporary Cash Investments” means any of the following: (i) U.S. Government Obligations maturing not more than one year from the date of acquisition; (ii) certificates of deposit, dollar time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with First National Bank Alaska, Northrim Bank or any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of “P-2” or better or “A-2” or better from Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); (iii) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper issued by a company (other than an Affiliate of the Issuer) rated at least “P-1” or higher or “A-1” or higher from Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and in each case maturing within one year after the date of acquisition; (v) securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, rated at least “A2” or at least “A” by Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) and in each case having maturities of not more than one year from the date of acquisition; (vi) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (i) through (v) of this definition or cash, (vii) in the case of any Foreign Subsidiary, any local currency held by it from time to time in the ordinary course of business, and (viii) in the case of any Foreign Subsidiary, (a) investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business that are similar to the items specified in clauses (i) through (vi) above and (b) other short term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in such foreign jurisdiction.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Leverage Ratio” means the ratio of (i) (x) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Issuer, the outstanding Indebtedness of the Issuer and its Restricted Subsidiaries) as of the Determination Date minus (y) Permitted NMTC Debt to the extent included therein, minus (z) the unrestricted cash and Temporary Cash Investments, in each case, of such Person and its Subsidiaries (or in the case of the Issuer, the Issuer or any Restricted Subsidiary) as of the Determination Date divided by (ii) the Trailing EBITDA of such Person (or in the case of the Issuer, the Trailing EBITDA of the Issuer and its Restricted Subsidiaries).

“Tower” means a cellular telephone site (including rooftops) owned, leased or operated by any of the Issuer or any Restricted Subsidiary, and antennae, electronic communications equipment and other related equipment located on such site.

“Tower Leases” means leases entered into by the Issuer or any Restricted Subsidiary in connection with Sale and Leaseback Transactions with respect to Towers (other than antennae and electronic communications equipment).

“Trailing EBITDA” means, with respect to any Person, such Person’s EBITDA for the four most recent full fiscal quarters for which financial statements are internally available immediately preceding any Determination Date (the “Measurement Period”).

For purposes of calculating Trailing EBITDA on any Determination Date: (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such EBITDA) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period; (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such EBITDA) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period; and (III) if the Issuer or any Restricted Subsidiary shall have in any manner (x) acquired (including, without limitation, by way of the commencement of activities constituting such operating business) or (y) disposed of (including, without limitation, by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with generally accepted accounting principles consistently applied, as if, in the case of an acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period, and, in the case of a disposition or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer.

“Transactions” has the meaning assigned to such term in the Reorganization Agreement, together with the Reincorporation Merger (as defined in the Reorganization Agreement).

“Treasury Rate” means with respect to the Notes, at any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 15, 2023; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, further, however, that if the period from such Redemption Date to October 15, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means direct obligations of or fully guaranteed or insured by (or certificates representing an ownership interest in such obligations) the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Person” means any U.S. person as defined in Regulation S.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Note in the form of a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means: (i) Subsidiaries of the Issuer designated as Unrestricted Subsidiaries pursuant to Section 4.22, (ii) a Liberty Subsidiary which is redesignated as an Unrestricted Subsidiary as permitted pursuant to Section 4.22 and (iii) any Subsidiary of any Subsidiary described in the foregoing clauses (i) through (ii), in each case, until its status as an Unrestricted Subsidiary is revoked in accordance with Section 4.22.

“Vendor Financing” means the financing entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) or maintenance of personal property (tangible or intangible) used, or to be used, in a Related Business.

“Ventures Holdco” means Ventures Holdco, LLC, a Delaware limited liability company, and its successors.

“Voting Stock” of a company means all classes of Capital Stock of such company then outstanding and normally entitled to vote in the election of directors or, if such company is not a corporation, the equivalent decision-making body of such company.

Section 1.2.               Other Definitions.

Term	Defined in Section

“Act”	1.5
“Advanced Change of Control Offer”	4.15(c)
“Affiliate Transaction”	4.14
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	3.9
“Corporate Parent”	4.13(6)
“Covenant Defeasance”	8.3
“Cumulative Credit”	4.13
“Declined Excess Proceeds”	4.17
“Deemed Date”	4.11
“Designation”	4.22(a)
“Event of Default”	6.1
“Excess Proceeds”	4.17
“Fixed Dollar Incurrence”	4.11
“Foreign Disposition”	4.17
“Funding Guarantor”	10.4
“Initial Default”	6.1
“LCT Test Date”	1.3
“Legal Defeasance”	8.2
“Liberty Subsidiary Designation”	4.22(c)
“Note Guarantee”	4.19(a)
“Optional Redemption”	3.7
“Paying Agent”	2.3
“Prepayment Offer”	4.17
“Redesignation”	4.22(c)
“Registrar”	2.3
“Reversion Date”	4.21(b)
“Revocation”	4.22(b)
“Special Redemption”	3.8
“Surviving Entity”	5.1
“Suspended Covenants”	4.21(a)
“Suspension Period”	4.21(a)

Section 1.3.               Financial Calculations for Limited Condition Transactions.

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction, the date of determination of such basket or ratio and of any Default or Event of Default shall, at the option of the Issuer, be (i) the date the definitive agreements for such Limited Condition Transactions are entered, the date on which the notice of redemption is delivered, the time of the declaration of the Restricted Payment or the time of delivery of notice with respect to any debt repayment or redemption (the “LCT Test Date”), and such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Transactions and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds therefrom) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such Limited Condition Transaction, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in the EBITDA of the Issuer or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Transaction, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted under this Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the LCT Test Date, then any such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds therefrom) shall be deemed to have occurred on the LCT Test Date and thereafter for purposes of calculating any baskets or ratios under this Indenture after the LCT Test Date and before the consummation of such Limited Condition Transaction and, if such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any action taken where compliance of such ratios or baskets was determined or tested assuming such Limited Condition Transaction and other transaction in connection therewith have been consummated will not be deemed to have been exceeded as a result of the failure to consummate such Limited Condition Transaction and other transactions in connection therewith.

Section 1.4.               Rules of Construction.

Unless the context otherwise requires:

(a)     a term has the meaning assigned to it;

(b)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)     “or” is not exclusive;

(d)     words in the singular include the plural, and in the plural include the singular;

(e)     provisions apply to successive events and transactions; and

(f)      references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

For the avoidance of doubt, no Liberty Subsidiary shall be subject to Sections 4.11, 4.13, 4.14, 4.16, 4.17, 4.18 or 4.19; rather, the Liberty Subsidiaries shall be subject to Section 4.23.

Section 1.5.               Acts of Holders.

(a)     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a company or a member of a partnership, on behalf of such company or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c)     The ownership of Notes shall be proved by the register maintained by the Registrar.

(d)     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of (and parties holding beneficial interests in) the same Note and the Holder of (and parties holding beneficial interests in) every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES

Section 2.1.               Form and Dating.

(a)     General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Each Holder of (and holder of beneficial interests in) any Note, by benefiting from such Note, agrees to be bound by the terms and conditions of this Indenture. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)     Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto, including the Global Note Legend thereon and the “Schedule of Exchanges and Interests in the Global Note” attached thereto. Notes issued in definitive form will be substantially in the form of Exhibit A hereto, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Global Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2.               Execution and Authentication.

At least one Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee, upon a written order of the Issuer signed by an Officer of the Issuer, shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $600,000,000 and following the Issue Date will authenticate and deliver additional Notes that may be validly issued under this Indenture, including any Additional Notes, subject to Section 4.11. Such written order of the Issuer shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Prepayment Offers. For the purposes of this Indenture, references to the Notes include Additional Notes, if any. The Trustee may conclusively presume that any Notes in respect of which it is requested in any such written order to authenticate and deliver will be validly issued under this Indenture. The Issuer agrees that the aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more written orders, except as expressly provided in Section 2.7 hereof and provided that the Trustee shall have no obligation to determine compliance with this provision.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

Section 2.3.               Registrar and Paying Agent.

The Issuer shall maintain an office or agency in the United States where Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which may be the same office or agency. The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Issuer with respect to Definitive Notes, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders or by wire transfer of immediately available funds pursuant to wire transfer instructions for the Holders provided to the Trustee or the Paying Agent. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Issuer initially appoints the Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Global Notes Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

The Issuer hereby designates MUFG Union Bank, N.A., at the Corporate Trust Office, as one such office or agency of the Issuer. The Trustee may resign such agency at any time by giving written notice to the Issuer no later than 30 days prior to the effective date of such resignation.

Section 2.4.               [Reserved].

Section 2.5.               Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.6.               Transfer and Exchange.

(a)     Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)           a Holder of a Global Note so requests; or

(2)           if the Depositary is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note (other than a Definitive Note) authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b)     Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than any Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

(2)      All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(i)      both:

(a)     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)     instructions from the Depositary given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii)     both:

(a)     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)     instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (a) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act (such satisfaction being deemed to have been conclusively established upon receipt by the Trustee of the written order from the Issuer referred to in Section 2.2 hereof with respect to such Notes), the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(i)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(ii)        if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; and

(iii)       if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

(4)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(i)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or

(ii)        if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)     Transfer or Exchange of Beneficial Interests for Definitive Notes.

  (1)                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of written instructions from the Depositary, including registration instructions and the following documentation:

(i)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

(ii)        if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(iii)       if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(iv)       if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4(a) thereof;

(v)        if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable;

(vi)       if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

(vii)      if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or

(ii)        if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)     Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(i)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

(ii)        if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(iii)       if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(iv)       if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4(a) thereof;

(v)        if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable;

(vi)       if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

(vii)      if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee will, upon surrender of the Restricted Definitive Note, cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)            Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(c) thereof; or

(ii)        if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 2.6(d)(2) and surrender of the Restricted Definitive Notes to the Trustee, the Trustee will cancel such Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer and surrender of such Unrestricted Definitive Note, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to paragraph (2) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(i)         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(ii)        if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; and

(iii)       if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or

(ii)        if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)     Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            [Reserved].

(g)           Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)           Private Placement Legend.

(i)         Except as permitted by subparagraph (iii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) (1), (2), (3), (7) AND (8) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(ii)        Each Regulation S Global Note shall bear an additional legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(iii)       Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)            Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a written order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2)           No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee or any other Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.8, 4.15, 4.17 and 9.5 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Issuer will be required:

(i)         to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection;

(ii)        to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)       to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note and the registration thereof, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)           The Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)      General Provisions Relating to Global Notes. Owners of beneficial interests in the Notes evidenced by a Global Note will not be entitled to any rights under this Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Issuer and the Trustee and any agent of the Issuer or the Trustee, including any Agent, as the owner and Holder of such Global Note for all purposes whatsoever. None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability to any Person for any acts or omissions of the Depositary or its nominee in respect of a Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of such Global Note, for any transactions between such Depositary and any Participant or Indirect Participant in such Depositary or between or among such Depositary, any Participant or Indirect Participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Global Note.

Section 2.7.               Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of a written order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee or any other Agent may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.               Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it will be deemed outstanding only if the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, its Subsidiary or its Affiliate) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9.               Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10.             Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a written order in accordance with Section 2.2 hereof, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.             Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation, which have been previously authenticated hereunder and which the Issuer may have acquired in any manner whatsoever. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act), and shall issue a certificate of destruction to the Issuer for such cancelled Notes. Certification of the disposal of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, except as expressly permitted by this Indenture.

Section 2.12.       Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Issuer shall be responsible for any charges and the expenses of the Trustee incurred in connection with making any payment under this Section 2.12. In the event no special record date is set for making any such payment, the Trustee may (but shall not be required to) make other arrangements for the making by the Issuer of any payment pursuant this Section 2.12.

Section 2.13.             Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and registration thereof, the Issuer, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuer, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Issuer, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.             CUSIP Numbers.

The Issuer in issuing the Notes may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall notify the Trustee of any change to the CUSIP numbers.

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.1.               Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8 hereof, they shall furnish to the Trustee, at least 15 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officer’s Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price (provided, however, that in the case of a partial redemption, or if the Trustee is requested to give notice to Holders of Notes on behalf of the Issuer pursuant to Section 3.3, the Officer’s Certificate required hereunder shall be given to the Trustee not less than three (3) Business Days prior to the 15th calendar day before the Redemption Date, unless a shorter period is satisfactory to the Trustee).

If the Issuer is required to offer to repurchase Notes pursuant to the provisions of Section 4.15 or 4.17 hereof, it shall notify the Trustee in writing, at least three (3) Business Days prior to the 15th calendar day before the Purchase Date but not more than 60 days before the Purchase Date (unless a shorter period shall be satisfactory to the Trustee), of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officer’s Certificate to the effect that the Issuer is required to make or have made a Prepayment Offer or a Change of Control Offer, as the case may be.

If the Registrar is not the Trustee, the Issuer shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.               Selection of Notes.

If less than all of the Notes are to be redeemed, the selection of such Notes for redemption will be made by the Trustee by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time, and in compliance with the requirements of the relevant clearing system or, if the Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through clearing system or the clearing system prescribes no method of selection, on a pro rata basis to the extent practicable according to principal amount, or if the pro rata basis is not practicable for any reason, by lot. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.17 hereof, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.17. In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date. If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.8(a) hereof, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depositary) unless such method is otherwise prohibited.

The Trustee shall promptly notify the Issuer in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or repurchased. No Notes of a principal amount of $2,000 or less shall be redeemed in part.

For the avoidance of doubt, the Trustee shall not be liable for selections made in accordance with the above or for selections made by the relevant securities exchange or the Issuer.

Section 3.3.               Notice of Optional or Special Redemption.

In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8 hereof, at least 15 days but not more than 60 days before the Redemption Date, the Issuer shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part, with a copy to the Trustee; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Article VIII hereof or a satisfaction and discharge of this Indenture pursuant to Article XI hereof.

The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)            that, unless the Issuer defaults in making the redemption payment, interest on the Notes called for redemption will cease to accrue on and after the Redemption Date;

(g)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)           the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(i)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall deliver to the Trustee, at least three (3) Business Days prior to the 15th calendar day prior to the Redemption Date, the Officer’s Certificate required by Section 3.1 and an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (unless a shorter period is acceptable to the Trustee).

Notice of any redemption of Notes, whether in connection with a Qualified Equity Offering or otherwise, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed. The Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.4.               Effect of Notice of Redemption.

Subject to the last paragraph of Section 3.3, once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date; provided, however, that, if the Redemption Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on the record date.

Section 3.5.               Deposit of Redemption Price or Purchase Price.

On or before 1:00 p.m. Eastern Time on each Redemption Date or Purchase Date, the Issuer shall irrevocably deposit in immediately available funds with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money not required for that purpose.

Unless the Issuer defaults in making such payment, interest on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.               Notes Redeemed or Repurchased in Part.

Upon surrender of a Note that is redeemed or repurchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.               Optional Redemption.

At any time before October 15, 2023, the Issuer may redeem any or all of the Notes, on not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes, plus the Applicable Premium as of, and accrued and unpaid interest to but not including, the Redemption Date. At any time on or after October 15, 2023, the Issuer may redeem any or all of the Notes, on not less than 15 nor more than 60 days’ notice, at the Redemption Prices set forth in paragraph 5 of the Notes (an “Optional Redemption”).

Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

The Issuer may at any time, and from time to time, purchase Notes by means other than redemption, whether pursuant to a tender offer, in open market transactions, pursuant to privately negotiated purchases or otherwise, subject to compliance with applicable securities laws.

Section 3.8.               Optional Redemption Upon Qualified Equity Offerings.

On or prior to October 15, 2023, the Issuer may, at its option, use the Net Cash Proceeds from any Qualified Equity Offering to redeem up to a maximum of 40% of the original principal amount of the Notes (calculated to give effect to any issuance of Additional Notes) (a “Special Redemption”) at a Redemption Price of 104.750% of the principal amount thereof, together with accrued and unpaid interest to the Redemption Date; provided, however, that at least 60% of the principal amount of the Notes will remain outstanding immediately after each such Special Redemption and such Special Redemption occurs within 180 days following the closing of such Qualified Equity Offering.

Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.9.               Repurchase upon Change of Control Offer.

In the event that, pursuant to Section 4.15 hereof, the Issuer shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until three Business Days prior to the Purchase Date for the Change of Control Triggering Event, which shall be a date determined by the Issuer which is at least 15 but no more than 60 days from the date of mailing of such notice, except to the extent that a longer period is required by applicable law (the “Change of Control Payment Date”). On the Purchase Date, which shall be the Change of Control Payment Date, the Issuer shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer.

Within 30 days following any Change of Control Triggering Event, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

(a)           that a Change of Control Triggering Event has occurred and a Change of Control Offer is being made pursuant to Sections 3.9 and 4.15 and that all Notes timely tendered will be accepted for payment;

(b)           the Change of Control Payment and the Change of Control Payment Date, subject to any contrary requirements of applicable law;

(c)           that any Note (or portions thereof) not properly tendered or otherwise not accepted for repurchase will continue to accrue interest;

(d)           that, unless the Issuer defaults in the payment of the amount due on the Change of Control Payment Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(e)           a description of the transaction or transactions constituting the Change of Control Triggering Event;

(f)            that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer the Notes by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice not later than the close of business on the third Business Day preceding the Change of Control Payment Date;

(g)           that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

(h)           that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof. No Note will be purchased in part if the remaining portion thereof would not be at least $2,000.

On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.10.             Repurchase upon Application of Excess Proceeds.

In the event that, pursuant to Section 4.17 hereof, the Issuer shall be required to commence a Prepayment Offer, it shall follow the procedures specified below.

Each Prepayment Offer will be mailed by the Issuer to the record Holders as shown on the register of Holders within ten Business Days following the date the Issuer is first required to commence a Prepayment Offer, with a copy to the Trustee, and shall be accompanied by a description of the transaction or transactions triggering the obligation to make a Prepayment Offer. Upon receiving notice of the Prepayment Offer, Holders may elect to tender their Notes in whole or in part in denominations of $1,000 or integral multiples thereof in exchange for cash; provided that no Note in a denomination of less than $2,000 shall be outstanding. The Prepayment Offer shall remain open until three Business Days prior to the Purchase Date. The notice, which shall govern the terms of the Prepayment Offer, shall state:

(a)            that a Prepayment Offer is being made pursuant to this Section 3.10 and Section 4.17 hereof;

(b)           the purchase price and the Purchase Date, which, subject to any contrary requirements of applicable law, shall be no less than 15 days nor more than 60 days from the date the Prepayment Offer notice is mailed;

(c)           that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest;

(d)           that, unless the Issuer defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date;

(e)           the aggregate principal amount of the Notes (or portions thereof) to be purchased;

(f)            that Holders electing to have any Notes repurchased pursuant to the Prepayment Offer shall be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer the Notes by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(g)           that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

(h)           that, to the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness in an amount exceeding the Excess Proceeds, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the tendered Notes are listed at such time, and in compliance with the requirements of the relevant clearing system or, if the tendered Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the tendered Notes are not held through clearing system or the clearing system prescribes no method of selection, on a pro rata basis to the extent practicable according to principal amount, or if the pro rata basis is not practicable for any reason, by lot). For the avoidance of doubt, the Trustee shall not be liable for selections made in accordance with the above or for selections made by the relevant securities exchange or the Issuer; and

(i)            that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

On or before the Purchase Date, the Issuer shall to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, Notes and Pari Passu Indebtedness or portions thereof properly tendered pursuant to the Prepayment Offer in principal amount equal to the Excess Proceeds, or if Notes and Pari Passu Indebtedness in an aggregate principal amount less than the Excess Proceeds have been properly tendered, all Notes and Pari Passu Indebtedness so tendered and (ii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Prepayment Offer on or as soon as practicable after the Purchase Date.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Prepayment Offer.

ARTICLE IV

COVENANTS

Section 4.1.               Payment of Notes.

The Issuer shall promptly pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided in the Notes and in this Indenture. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, Redemption Price, Purchase Price and interest then due.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, of no interest has been paid, from and including the Issue Date to but excluding the date of payment. The Issuer shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.2.               Maintenance of Office or Agency.

The Issuer will maintain in the United States, an office or agency in accordance with Section 2.3.

Section 4.3.               Money for Note Payments to Be Held in Trust.

The Issuer will, on or before each due date of the principal of or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal or interest. The Paying Agent will agree, subject to the provisions of this Section 4.3, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or interest on the Notes;

(c)           at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)           acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon receipt of an Issuer request therefor, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. If the Issuer is acting as Paying Agent, upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 4.4.               [Reserved].

Section 4.5.               [Reserved].

Section 4.6.               [Reserved].

Section 4.7.               [Reserved].

Section 4.8.               [Reserved].

Section 4.9.               Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer, the Restricted Subsidiaries and the Liberty Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer, the Restricted Subsidiaries and the Liberty Subsidiaries have kept, observed, performed and fulfilled their respective obligations under this Indenture in all material respects, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Issuer, the Restricted Subsidiaries and the Liberty Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture applicable to them in all material respects and are not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default, and the actions being taken by the Issuer to address the matter) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five Business Days) upon any Officer of the Issuer becoming aware of any Default or Event of Default an Officer’s Certificate specifying such Default or Event of Default and the measures being taken to remedy or cure such Default or Event of Default.

Section 4.10.       Reporting.

So long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes and the Trustee:

(a)           within 120 days after the end of each fiscal year of the Issuer, audited year-end consolidated financial statements of the Issuer and its Subsidiaries (including a balance sheet, statement of income and statement of cash flows) prepared in accordance with GAAP), including a customary “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(b)           within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, unaudited quarterly consolidated financial statements of the Issuer (including a balance sheet, statement of income and statement of cash flows) prepared in accordance with GAAP, including a customary “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” subject to normal year-end adjustments and the absence of footnotes; and

(c)           promptly from time to time after the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act; provided, however, that no such report shall be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the holders of the Notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole.

The Issuer may satisfy its obligations to furnish any reports or other information pursuant to this section to the Trustee and holders of the Notes at any time (x) by filing such information with the Commission (provided, however, that the Trustee shall have no obligation to determine whether or not the Issuer shall have made such filings) or (y) by maintaining a website (which may be nonpublic) to which holders, prospective investors that certify they are qualified institutional buyers, securities analyst and market makers can be given access and to which such information is posted. The foregoing requirement shall be deemed satisfied by Parent’s filings with the Commission; provided, that, with respect to the requirements in the immediately above clause (a) or (b), its financial statements (or such filings related to such financial statements) include the information required by Rule 3¬10(d) of Regulation S-X under the Exchange Act. In addition, to the extent that neither (1) the Parent is a public company that holds conference calls with its investors in which the results of the Issuer are discussed nor (2) the Issuer is a public company that holds conference calls with its investors, the Issuer shall participate in quarterly and annual private conference calls to discuss results of operations with holders of the Notes within 15 business days after the date on which quarterly or annual, as the case may be, financial information is required to be furnished under this Indenture.

To the extent that any reports or other information is not furnished within the time periods specified above and such reports or other information is subsequently furnished prior to the time such failure results in an Event of Default, the Issuer will be deemed to have satisfied its obligations with respect thereto and any Default with respect thereto shall be deemed to have been cured.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries or there are any Liberty Subsidiaries, then the annual and quarterly financial information required by this Section 4.10 will include a reasonably detailed presentation of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Issuer’s Unrestricted Subsidiaries and/or Liberty Subsidiaries.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

In addition, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.11.             Limitation on Indebtedness.

The Issuer shall not, and shall not permit any Restricted Subsidiary to Incur any Indebtedness; provided, however, that (a) the Issuer and its Restricted Subsidiaries may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Total Leverage Ratio of the Issuer and the Restricted Subsidiaries (on a consolidated basis) would not exceed 6.5 to 1.0 and (b) Permitted Indebtedness may be Incurred.

For purposes of determining compliance with this Section 4.11, (w) guarantees or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of the amount of Indebtedness shall not be included, (x) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness and/or would have been permitted to have been Incurred pursuant to clause (a) of the paragraph above, the Issuer, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Indebtedness as being within one or more of such categories or as being Indebtedness permitted to be Incurred pursuant to clause (a) of the paragraph above; provided that Indebtedness outstanding under the Credit Agreement on the Issue Date shall be treated as incurred under clause (i)(a) of the definition of “Permitted Indebtedness” and may not be reclassified, (y) in the event an item of Indebtedness (or any portion thereof) is Incurred pursuant to the definition of “Permitted Indebtedness” (other than in reliance on an applicable leverage ratio) (such Indebtedness, the “Fixed Dollar Incurrence”) on the same date that an item of Indebtedness (or any portion thereof) is Incurred under the paragraph above or an applicable leverage ratio within the definition of “Permitted Indebtedness,” then the applicable leverage ratio will be calculated with respect to such Incurrence under the paragraph above or the applicable clause of the definition of “Permitted Indebtedness” without regard to any concurrent Fixed Dollar Incurrence under the definition of “Permitted Indebtedness” (other than in reliance on an applicable leverage ratio) and (z) in connection with the Incurrence of revolving loan Indebtedness under the paragraph above or any commitment or other transaction relating to the Incurrence or issuance of Indebtedness under this Section 4.11 or the granting of any Lien to secure such Indebtedness, the Issuer or applicable Restricted Subsidiary may designate such Incurrence and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”), and any related subsequent actual Incurrence and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred and granted on such Deemed Date, including, without limitation, for purposes of calculating any leverage ratio or usage of any baskets hereunder (if applicable) (and all such calculations on and after the Deemed Date until the termination or funding of such commitment or until such transaction is consummated or abandoned or such election is rescinded shall be made on a pro forma basis giving effect to the deemed Incurrence, the granting of any Lien therefor and related transactions in connection therewith.

The accrual of interest and dividends, the accretion of accreted value, the amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the payment of dividends on Capital Stock in the form of additional shares of Capital Stock with the same terms, and changes to amounts outstanding in respect of Interest Rate Agreements solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder will not be deemed to be an Incurrence of Indebtedness.

Section 4.12.             [Reserved].

Section 4.13.             Limitation on Restricted Payments.

The Issuer shall not make, and shall not permit any Restricted Subsidiary to make any Restricted Payment if, at the time of and after giving effect to, such proposed Restricted Payment: (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Issuer could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.11, or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments made since February 17, 2004 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of: (i) the excess of (A) Cumulative EBITDA over (B) the product of 1.5 and Cumulative Interest Expense, (ii) Capital Stock Sale Proceeds, (iii) the amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash or other Property distributed by the Issuer or any Restricted Subsidiary upon conversion or exchange plus the amount of any cash or other Property received by the Issuer or any Restricted Subsidiary upon conversion or exchange), (iv) an amount equal to the net reduction in Investments made by the Issuer and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (A) dividends, repayment of loans or advances, or other transfers or distributions of Property (but only to the extent the Issuer excludes such transfers or distributions from the calculation of Cumulative EBITDA for purposes of clause (c)(i)(A) above), in each case to the Issuer or any Restricted Subsidiary from any Person or (B) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed, in the case of (A) or (B) of this subclause (iv), the amount of such Investments previously made by the Issuer and its Restricted Subsidiaries in such Person or such Unrestricted Subsidiary, as the case may be, which were treated as Restricted Payments and (v) the amount of any dividend, distribution or capital contribution received by the Issuer or a Restricted Subsidiary from a Liberty Subsidiary (without duplication of amounts included in clause (i) to the extent such dividend, distribution or capital contribution increases Cumulative EBITDA); provided that for any dividend, distribution or capital contribution made in reliance on this clause (v) prior to the consummation of the Liberty Broadband Merger, at the time of such dividend, distribution or capital contribution and after giving effect thereto, the Consolidated Net Asset Test would be satisfied (collectively, the “Cumulative Credit”).

Notwithstanding the foregoing limitation, the Issuer and its Restricted Subsidiaries may:

(1)           pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture,

(2)           redeem, repurchase, defease, acquire or retire for value, any Indebtedness subordinate in right of payment to the Notes with the proceeds of any Indebtedness that is Permitted Refinancing Indebtedness in respect of such subordinated Indebtedness,

(3)           acquire, redeem or retire Capital Stock of the Issuer or Indebtedness subordinate in right of payment to the Notes in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or other trust established by the Issuer or any Subsidiary of the Issuer),

(4)           make Investments in Persons the primary businesses of which are Related Businesses (other than Investments in the Capital Stock of the Issuer) in an amount not to exceed the greater of (x) $50 million and (y) 15% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries for all such Investments outstanding at the time made in reliance upon this clause (4),

(5)           purchase or redeem Capital Stock in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees of Parent, the Issuer or one of its Subsidiaries; provided, however, that the amount paid in connection with all such redemptions or repurchases pursuant to this clause (5) shall not exceed in any fiscal year the greater of (x) $15 million (with unused amounts in any fiscal year permitted to be applied in any subsequent fiscal year) and (y) 5% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries,

(6)     declare and pay dividends or other distributions to, or make loans to, any direct or indirect parent company of the Issuer (including the Parent) for the purpose of paying: (A) franchise and similar taxes, and other fees and expenses, required to maintain its corporate existence, (B) for any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined or similar income, franchise or similar tax group for U.S. federal and/or applicable state or local income, franchise or similar tax purposes of which a direct or indirect parent of the Issuer is the common parent (a “Tax Group”) or for which the Issuer or any of its Subsidiaries is a disregarded entity or a partnership owned directly or indirectly by a corporate parent (a “Corporate Parent”), to pay the portion of any consolidated, combined or similar U.S. federal, state or local income, franchise or similar taxes of such Tax Group, or the portion of the U.S. federal, state or local income, franchise or similar taxes of such Corporate Parent (or any consolidated, combined or similar income, franchise or similar tax group of which such Corporate Parent is a member), as applicable, for such taxable period that are attributable to the income or, for franchise and similar tax purposes, other applicable tax items (including, without limitation, gross receipts) of the Issuer and/or its applicable Subsidiaries; provided that (i) the amount of such dividends or other distributions for any taxable period shall not exceed the amount of such taxes that the Issuer and/or its applicable Subsidiaries would have paid had the Issuer and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or stand-alone corporate group) for all relevant periods and (ii) dividends or other distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash dividends or other distributions were made by such Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose, (C) customary salary, bonus and other benefits, and any indemnification obligations, payable to officers, directors and employees or former officers, directors or employees of any direct or indirect parent of the Issuer (including the Parent) to the extent such salaries, bonuses, indemnification obligations and other benefits are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, (D) general corporate overhead expenses of any direct or indirect parent of the Issuer (including the Parent) to the extent such expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, and (E) fees and expenses incurred by any direct or indirect parent company of the Issuer (including the Parent) in connection with any successful or unsuccessful equity issuances or incurrence of Indebtedness to the extent a portion of the proceeds thereof are intended to be contributed to the Issuer,

(7)           subject to no Default or Event of Default having occurred and be continuing at the time of such Restricted Payment or as a result thereof, make Restricted Payments up to an aggregate amount of the greater of (x) $75 million and (y) 25% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries,

(8)           make dividends or distributions from the proceeds received, directly or indirectly, by the Issuer or a Restricted Subsidiary from dividends or distributions by LV Bridge to satisfy obligations under or with respect to the Charter Exchangeable Debentures,

(9)           make Restricted Payments between or among the Issuer, Restricted Subsidiaries and Liberty Subsidiaries for cash management purposes in the ordinary course of business,

(10)         the distribution, as a dividend or otherwise, of shares of Capital Stock of any Unrestricted Subsidiary,

(11)         subject to no Default or Event of Default having occurred and be continuing at the time of such Restricted Payment or as a result thereof, make any Restricted Payment so long as, immediately after giving effect to such Restricted Payment, the Total Leverage Ratio of the Issuer and the Restricted Subsidiaries (on a consolidated basis) would not exceed 4.50 to 1.0 on a pro forma basis;

(12)         purchases of Receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction and the payment of Receivables Fees,

(13)         make Restricted Payments in an aggregate amount not to exceed an amount equal to the Declined Excess Proceeds that have not been utilized to make Investments in reliance on clause (xiv) of the definition of “Permitted Investments”,

(14)         the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with Section 4.11 hereof; and

(15)          so long as no Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed the Available Excluded Contribution Amount.

Any payments made pursuant to clauses (2) through (15) of the immediately preceding paragraph shall be excluded from the calculation of the aggregate amount of Restricted Payments made after the Issue Date; provided, however, that the proceeds from the issuance of Capital Stock pursuant to clause (3) of the immediately preceding paragraph shall not constitute Capital Stock Sale Proceeds for purposes of clause (c)(ii) of the first paragraph of this Section 4.13.

For purposes of determining compliance with this Section 4.13, in the event that a Restricted Payment or Investment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.13, the Issuer will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 4.13 (including one of the categories of Restricted Payments described in clauses (1) through (15) above or pursuant to the first paragraph of this Section 4.13) and/or one or more of the exceptions contained in the definition of “Permitted Investment.” If the Issuer or any Restricted Subsidiary makes a Restricted Payment that, at the time of the making of such Restricted Payment, in the good faith determination of the Issuer, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Issuer’s financial statements.

Section 4.14.             Limitation on Transactions with Affiliates.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (including any Liberty Subsidiary) in each case involving aggregate payments or Fair Market Value in excess of the greater of (x) $50 million and (y) 15% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries (an “Affiliate Transaction”) unless:

(a)           the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary, and

(b)           with respect to an Affiliate Transaction involving aggregate payments or Fair Market Value in excess of $75 million, the Board of Directors of the Issuer (including a majority of the disinterested members of the Board of Directors of the Issuer) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution.

Notwithstanding the foregoing limitation, the Issuer may enter into or suffer to exist the following:

(i)             any transaction pursuant to any contract in existence on the Issue Date on the terms of such contract as in effect on the Issue Date (or as subsequently modified, replaced, supplemented, or amended, to the extent that any such modification, replacement, supplements, or amendments are no less favorable to the holders of the Notes than those in effect prior to such modification, replacement, supplement or amendment);

(ii)            any transaction or series of transactions between the Issuer and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries;

(iii)          any Restricted Payment permitted to be made pursuant to Section 4.13 or any Permitted Investments;

(iv)          the payment of compensation (including, amounts paid pursuant to employee benefit plans) for the personal services of, and indemnification arrangements for, officers, directors and employees of Parent, the Issuer or any of its Restricted Subsidiaries, so long as the Board of Directors of the Issuer in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor;

(v)           loans and advances to employees of Parent, the Issuer or a Restricted Subsidiary made in the ordinary course of business and consistent with past practice of Parent, the Issuer or such Restricted Subsidiary, as the case may be, provided, that such loans and advances do not exceed in the aggregate the greater of (x) $15 million and (y) 5% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries at any one time outstanding (measured solely when such loans and advances are made);

(vi)          agreements pursuant to any tax sharing arrangements among Parent, the Issuer and its Subsidiaries that are substantially similar to the tax sharing arrangements in place as of the Issue Date;

(vii)         any transaction or series of transactions (including any contract or agreement) (1) with any Liberty Subsidiary contemplated by, or entered into pursuant to or in connection with, the Reorganization Agreement (including any tax sharing arrangements), or (2) in connection with the Liberty Broadband Merger as contemplated by the Liberty Broadband Merger Agreement;

(viii)        sales, contributions, conveyances and other transfers of Receivables in connection with any Qualified Receivables Transaction;

(ix)           transaction between the Issuer or any Restricted Subsidiary and any person, a director of which is also a director of the Issuer, the Parent or any Restricted Subsidiary; provided that such director abstains from voting as a director of the Issuer or Parent on any matter involving such other person;

(x)            equity contributions in, and the issuance of Capital Stock of, the Issuer; and

(xi)           agreements pursuant to any Permitted NMTC Transactions.

Section 4.15.             Change of Control Offer.

(a)           Upon the occurrence of a Change of Control Triggering Event, the Issuer shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the “Change of Control Offer”) the Notes at a Purchase Price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (the “Change of Control Payment”) in accordance with the procedures set forth in Section 3.9.

(b)           The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.3 hereof.

(c)           The Issuer may make a Change of Control Offer in advance of a Change of Control Triggering Event (an “Advanced Change of Control Offer”), conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time such Advanced Change of Control Offer is made. The Issuer will not be required to make another Change of Control Offer upon such Change of Control Triggering Event if an Advanced Change of Control Offer has already been made.

(d)           In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer purchases all of the Notes held by such Holders, within 90 days of such purchase, the Issuer will have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, to redeem all of the Notes that remain outstanding following such purchase at the Purchase Price plus, to the extent not included in the Purchase Price, accrued and unpaid interest on the Notes to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

(e)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 and Section 3.9, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 or Section 3.9 by virtue thereof.

Section 4.16.             Limitation on Liens.

The Issuer shall not, and shall not permit any Restricted Subsidiary to Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether now owned or hereafter acquired, or any interest therein, or any income or profits therefrom, unless:

(a)           with respect to any Restricted Subsidiary, such Lien secures Indebtedness other than Guarantees of Indebtedness of the Issuer or

(b)           effective provision has been or will be made whereby the Notes will be secured by such Lien equally and ratably with all other Indebtedness of the Issuer or any Restricted Subsidiary secured by such Lien.

For purposes of determining compliance with this Section 4.16, in the event that a Lien securing Indebtedness meets the criteria of more than one of the categories of permitted Liens described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.16, the Issuer, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Indebtedness as being within one or more of such categories of permitted Liens described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.16.

Section 4.17.             Limitation on Asset Sales.

The Issuer shall not, and shall not permit any Restricted Subsidiary to consummate any Asset Sale after the Issue Date unless:

(i)             the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(ii)           at least 75% of the consideration paid to the Issuer or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments; and

(iii)          within 12 months of receipt (or within 18 months of receipt if a binding commitment to reinvest is entered into within 12 months of receipt), the Net Available Cash from such Asset Sale received by the Issuer or such Restricted Subsidiary is applied:

(a)           to permanently prepay, repay or purchase any then existing secured Indebtedness of the Issuer or a Restricted Subsidiary or Indebtedness that was secured by the assets sold or otherwise disposed of in such Asset Sale (provided that, in each case any such repayment shall result (if applicable) in a permanent reduction of any commitment in respect thereof in an amount equal to the principal amount so repaid);

(b)           to permanently prepay, repay or purchase any then existing Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (provided that, in each case any such repayment shall result (if applicable) in a permanent reduction of any commitment in respect thereof in an amount equal to the principal amount so repaid); or

(c)           to make an investment in Additional Assets (including, without limitation, Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or Property of another Person);

provided, that (1) pending the final application of the amount of any such Net Available Cash pursuant to this covenant, the Issuer or a Restricted Subsidiary may apply such Net Available Cash to temporarily reduce Indebtedness (including under the Credit Facilities) or otherwise apply such Net Cash proceeds in a manner not prohibited by this Indenture, and (2) the Issuer or a Restricted Subsidiary may elect to invest in Additional Assets prior to receiving the Net Cash Proceeds attributable to any given Asset Sale (provided that such investment shall be made no earlier than the earliest of notice to the trustee of the relevant Asset Sale, execution of a definitive agreement for the relevant Asset Sale and consummation of the relevant Asset Sale) and deem the amount so invested to be applied pursuant to and in accordance with clause (c) above with respect to such Asset Sale.

For purposes of clause (ii) above, the following shall be deemed to be cash: (x) the amount of any Indebtedness (other than Indebtedness subordinate to the Notes) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary is unconditionally released by the holder of such Indebtedness, (y) the amount of any obligations received from the transferee in such Asset Sale that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of such cash or Temporary Cash Investments actually so received) and (z) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed the greater of (a) $50 million and (b) 15% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries of the Issuer and its Restricted Subsidiaries, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Any Net Available Cash from an Asset Sale not applied in accordance with clause (iii) of the second preceding paragraph shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50 million, the Issuer will be required to make an offer to purchase (the “Prepayment Offer”) the Notes and Pari Passu Indebtedness, if any, that contains similar provisions requiring an Asset Sale prepayment offer, on a pro rata basis, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (if any) to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture (or, in the event of Indebtedness that is discounted, at a price of the then accreted value thereof); provided, however, if any other such Pari Passu Indebtedness does not contain similar Asset Sale prepayment offer provisions with regard to the pro rata repayment of such other Indebtedness and the Notes, the Issuer will be required to purchase the Notes before purchasing any other such Indebtedness from such Excess Proceeds. If the aggregate principal amount of Notes surrendered for purchase by holders thereof exceeds the amount of Excess Proceeds allocated to the Notes, then the Trustee shall select the Notes to be purchased by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time, and in compliance with the requirements of the relevant clearing system or, if the Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through clearing system or the clearing system prescribes no method of selection, on a pro rata basis to the extent practicable according to principal amount, or if the pro rata basis is not practicable for any reason, by lot, with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased and that no Note in a denomination of less than $2,000 shall be outstanding. For the avoidance of doubt, the Trustee shall not be liable for selections made in accordance with the above or for selections made by the relevant securities exchange or the Issuer.

To the extent that any portion of the amount of Net Available Cash remains after compliance with this Section 4.17 (such remaining Excess Proceeds, “Declined Excess Proceeds”) and, provided that all holders of Notes have been given the opportunity to tender their Notes for purchase as described in Section 3.10, the Issuer or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds will be reset to zero.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations in this Section 4.17 or Section 3.10 by virtue thereof.

Notwithstanding the foregoing, (i) to the extent that any or all of the Net Available Cash of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation within one year following the date such amounts are prohibited or delayed (it being understood and agreed that following the expiration of such one year period, the relevant Foreign Subsidiary shall retain the relevant Net Available Cash and no prepayment therefrom shall be required)), and if such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, an amount equal to such Net Available Cash permitted to be repatriated will be applied (whether or not repatriation actually occurs) in compliance with this Section 4.17 (net of any additional taxes, costs and expenses that are or would be payable or reserved against as a result thereof) and (ii) to the extent that the Issuer has determined in good faith that repatriation of any or all of the Net Available Cash of any Foreign Disposition could have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any purchase whereby doing so the Issuer, any Restricted Subsidiary, any of their Affiliates and/or equity partners, or any consolidated, combined or similar income tax group that includes as a member (which, for the avoidance of doubt, includes, but is not limited to, a disregarded entity whose regarded owner is a member for applicable tax purposes) any of the foregoing would incur a material tax liability, including a material taxable dividend or material withholding tax), an amount equal to the Net Available Cash so affected will not be required to be applied in compliance with this Section 4.17.

Section 4.18.             Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)           pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary,

(b)           make any loans or advances to the Issuer or any other Restricted Subsidiary,

(c)           transfer any of its Property to the Issuer or any other Restricted Subsidiary, or

(d)           if such Restricted Subsidiary is a Guarantor, provide a Note Guarantee,

except such limitation will not apply (1) with respect to clauses (a), (b), (c) and (d), to encumbrances and restrictions (i) in existence under or by reason of any agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing thereof (to the extent such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing thereof is no more restrictive, taken as a whole, than those contained in those agreements in effect on the Issue Date), (ii) relating to Indebtedness of a Restricted Subsidiary and existing at such Subsidiary at the time it became a Subsidiary if, in the case of a Restricted Subsidiary only, such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer, (iii) any encumbrance or restriction pursuant to Indebtedness of a Restricted Subsidiary, which in the good faith judgment of the Issuer will not impair the Issuer’s ability to make required payments of interest and principal on the Notes when due, (iv) related to any Permitted NMTC Transaction, or (v) which result from the extension, renewal, refinancing, replacement, refunding or amendment of an agreement referred to in the immediately preceding clauses (1)(i) and (ii) above and in clauses (2)(i) and (ii) below, provided, such encumbrance or restriction is no more restrictive to such Restricted Subsidiary and is not materially less favorable to the holders of Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced, replaced, refunded or amended and (2) with respect to clause (c) only, to (i) any encumbrance or restriction relating to Indebtedness that is permitted to be Incurred and secured pursuant to Sections 4.11 and 4.16 that limits the right of the debtor to dispose of the assets or Property securing such Indebtedness, (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (iii) customary provisions restricting subletting or assignment of leases of the Issuer, any Restricted Subsidiary or any Liberty Subsidiary and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (iv) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sales or (v) any encumbrance or restriction in any agreement or instrument governing or in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to the Receivables that are subject to such Qualified Receivables Transaction.

Section 4.19.             Limitation on Guarantees of Certain Indebtedness.

(a)           The Issuer shall not permit (i) any Restricted Subsidiary that is not a Guarantor to issue Capital Debt Securities or Guarantee any Capital Debt Securities issued by the Issuer or another Restricted Subsidiary or (ii) any Liberty Subsidiary that is not a Guarantor to Guarantee any Capital Debt Securities issued by the Issuer or a Restricted Subsidiary, unless such Subsidiary, the Issuer and the Trustee execute and deliver a supplemental indenture causing such Subsidiary to guarantee the Notes (the “Note Guarantee”) in accordance with Section 10.5. Upon execution and delivery of such supplemental indenture, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

(b)           The Note Guarantee of a Restricted Subsidiary or Liberty Subsidiary will be released upon (i) the sale of all of the Capital Stock, or all or substantially all of the assets, of the applicable Guarantor (in each case other than to the Issuer or a Guarantor), including but not limited to, by way of merger or consolidation with another Person, in accordance with the requirements of this Indenture (including, without limitation, in the event of a sale of the Capital Stock or assets of a Restricted Subsidiary that is the Guarantor, that the Net Available Cash is applied in accordance with Section 4.17), (ii) the designation by the Issuer of the applicable Guarantor as an Unrestricted Subsidiary in accordance with the requirements of this Indenture, or (iii) the release or discharge of the Guarantee by such Guarantor with respect to the Capital Debt Securities which resulted in the creation of such Note Guarantee (except a discharge or release by or as a result of payment under such Guarantee) or the payment in full of the Capital Debt Securities issued by such Guarantor which resulted in the creation of such Note Guarantee.

(c)           The Trustee shall, at the sole cost and expense of the Issuer, upon receipt of a request by the Issuer accompanied by an Officer’s Certificate certifying as to the compliance with paragraph (b) of this Section, execute and deliver an appropriate instrument evidencing such release. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Issuer provided herein.

Section 4.20.             USA PATRIOT Act.

The Issuer shall provide to the Trustee such information as the Trustee may reasonably request to permit the Trustee to comply with its obligations under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

Section 4.21.             Suspension of Certain Covenants.

(a)           If, on any date following the Issue Date, the Notes have achieved Investment Grade Status and no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day and continuing until the Reversion Date (as defined below) (the “Suspension Period”), the Issuer will not be subject to Sections 4.11, 4.13, 4.14, 4.17, 4.18, 4.19(a) and (b), 4.23 and 5.1(3) (collectively, the “Suspended Covenants”).

In addition to the forgoing, during any Suspension Period, the Issuer will no longer be permitted to designate any Restricted Subsidiary or any Liberty Subsidiary as an Unrestricted Subsidiary.

(b)           In the event that the Issuer and its Restricted Subsidiaries and Liberty Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes cease to have Investment Grade Status, then the Suspended Covenants will apply with respect to events occurring following the Reversion Date (unless and until the Notes subsequently attain an Investment Grade Status, in which case the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind will be deemed to exist with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries will bear any liability, for any actions taken or events occurring during a Suspension Period and before any related Reversion Date, or any actions taken at any time pursuant to any contractual obligation or binding commitment arising prior to such Reversion Date, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period.

(c)           On each Reversion Date, all Indebtedness Incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness outstanding on the Issue Date. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.13 will be made as though Section 4.13 had been in effect since the Issue Date and prior, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.13. In addition, for purposes of the other Suspended Covenants all agreements entered into and all actions taken during the Suspension Period, including, without limitation, the incurrence of Indebtedness shall be deemed to have been taken or to have existed prior to the Issue Date. For purposes of Section 4.17, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

(d)           The Issuer shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any Suspension Period or any Reversion Date under this Section 4.21.

Section 4.22.             Designation of Restricted, Unrestricted and Liberty Subsidiaries.

(a)           The Issuer may designate any Subsidiary (including, without limitation, any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein, but not including a Liberty Subsidiary) as an “Unrestricted Subsidiary” (a “Designation”) only if (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (ii) the Issuer would be permitted to make a Restricted Payment at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Issuer’s proportionate interest in the Fair Market Value of such Subsidiary on such date (as determined in good faith by the Issuer).

At the time of Designation all of the Indebtedness of such Unrestricted Subsidiary shall consist of, and will at all times thereafter consist of, Non-Recourse Indebtedness, and neither the Issuer nor any Restricted Subsidiary shall at any time have any direct or indirect obligation to (x) make additional Investments (other than Permitted Investments) in any Unrestricted Subsidiary; (y) maintain or preserve the financial condition of any Unrestricted Subsidiary or cause any Unrestricted Subsidiary to achieve any specified levels of operating results; or (z) be party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Issuer. If, at any time, any Unrestricted Subsidiary would violate the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

(b)           The Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

(c)           The Issuer may designate any Subsidiary (including, without limitation, any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) as a “Liberty Subsidiary” (a “Liberty Subsidiary Designation”) only if (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (ii) such Subsidiary is owned by Issuer, a Restricted Subsidiary or a Liberty Subsidiary and its assets (if any) (x) consist of, or were purchased with proceeds of, Contributed Ventures Assets or (y) are purchased with proceeds of borrowings made by a Liberty Subsidiary or secured by Contributed Ventures Assets.

At the time of a Liberty Subsidiary Designation all of the Indebtedness of such Liberty Subsidiary shall consist of, and will at all times thereafter consist of, Non-Recourse Indebtedness, and neither the Issuer nor any Restricted Subsidiary shall at any time have any direct or indirect obligation to (x) make additional Investments (other than Permitted Investments) in any Liberty Subsidiary; (y) maintain or preserve the financial condition of any Liberty Subsidiary or cause any Liberty Subsidiary to achieve any specified levels of operating results; or (z) be party to any agreement, contract, arrangement or understanding with such Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are in compliance with this Indenture.

The Issuer may redesignate (a “Redesignation”) any Liberty Subsidiary (A) as a Restricted Subsidiary if (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Redesignation; and (b) all Liens and Indebtedness of such Liberty Subsidiary outstanding immediately following such Redesignation would, if Incurred at such time, have been permitted to be Incurred by a Restricted Subsidiary for all purposes of this Indenture or (B) as an Unrestricted Subsidiary if (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Redesignation; (b) all Liens and Indebtedness of such Liberty Subsidiary outstanding immediately following such Redesignation would, if Incurred at such time, have been permitted to be Incurred by an Unrestricted Subsidiary for all purposes of this Indenture; and (c) with respect to any Redesignation prior to the consummation of the Liberty Broadband Merger, after giving effect thereto the Consolidated Net Asset Test would be satisfied.

(d)           All Designations, Revocations, Liberty Subsidiary Designations and Redesignations will be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such Designation, Revocation, Liberty Subsidiary Designation or Redesignation and an Officer’s Certificate certifying (i) that such Designation, Revocation, Liberty Subsidiary Designation or Redesignation complies with the foregoing provisions and (ii) giving the effective date of such Designation, Revocation, Liberty Subsidiary Designation or Redesignation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Issuer in which such Designation, Revocation, Liberty Subsidiary Designation or Redesignation is made (or in the case of a Designation, Revocation, Liberty Subsidiary Designation or Redesignation made during the last fiscal quarter of the Issuer’s fiscal year, within 120 days after the end of such fiscal year).

Section 4.23.             Limitation on Activities of Liberty Subsidiaries.

Prior to the consummation of the Liberty Broadband Merger, the Issuer shall not permit any Liberty Subsidiary to:

(1)           Incur any Indebtedness; provided that (i) a Liberty Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect thereto and the receipt and application of the proceeds thereof, the Consolidated Net Asset Test would be satisfied and (ii) Permitted Liberty Indebtedness may be Incurred;

(2)           (i) make any Restricted Payment of the type specified in clause (i) of the definition thereof if such Liberty Subsidiary is not wholly owned by the Issuer or a Restricted Subsidiary, unless after giving effect thereto and the Incurrence of any Indebtedness in connection therewith either (a) the Consolidated Net Asset Test would be satisfied or (b) such dividend or distribution is for the purpose of paying, for any taxable period for which the income or loss or, for franchise and similar tax purposes, any other applicable tax items (including, without limitation, gross receipts) of such Liberty Subsidiary is included on a tax return for U. S. federal and/or state or local income, franchise or similar tax purposes, which return also includes, without limitation, the income or loss or other applicable tax items of the Issuer or a Restricted Subsidiary, the portion of any U.S. federal, state or local income, franchise or similar taxes (as applicable) shown on such return that are attributable to the income or other tax items of such Liberty Subsidiary; provided that in the case of this clause (b) the amount of such dividends or other distributions for any taxable period shall not exceed the amount of such taxes that such Liberty Subsidiary would have paid had it been a stand-alone taxpayer (or its income, loss or other tax items were included in a stand-alone group); or (ii) make any Restricted Payments of the type specified in clauses (ii) or (iii) of the definition thereof as it relates to equity interests of the Issuer or Parent or subordinated Indebtedness of the Issuer or any Guarantor (provided that any Liberty Subsidiary that is a Guarantor may make regularly scheduled payments on any of its subordinated Indebtedness);

(3)           consummate any Asset Sale; provided that a Liberty Subsidiary may (i) consummate any Asset Sale if on the date thereof and after giving effect thereto and any associated prepayment or repayment of Indebtedness, either (x) the Consolidated Net Asset Test would be satisfied or (y) such Asset Sale would not result in any decrease to the Consolidated Net Assets of the Liberty Subsidiaries, (ii) consummate any Asset Sale solely with one or more other Liberty Subsidiaries, (iii) issue Capital Stock to the Issuer, a Restricted Subsidiary or another Liberty Subsidiary, (iv) consummate a disposition in the form of or a Restricted Payment permitted to be made pursuant to Section 4.23(2) above or (v) consummate a disposition of any capital stock that represent “reference shares” under the Charter Exchangeable Debentures to satisfy GCI’s obligations under or with respect to the Charter Exchangeable Debentures; provided that any Asset Sale of the Capital Stock of GCI Holdings consummated by a Liberty Subsidiary (other than to another Liberty Subsidiary) shall be subject to the requirements of Section 4.17 as if such Liberty Subsidiary were a Restricted Subsidiary under such section; and provided further than any disposition of Capital Stock which secures Indebtedness permitted to be Incurred by a Liberty Subsidiary pursuant to Section 4.23(1) to satisfy any obligation of such Liberty Subsidiary with respect to such Indebtedness shall not be deemed a breach of this clause (3); or

(4)           Incur or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or any interest therein, or any income or profits therefrom to secure Indebtedness of the Issuer or a Guarantor without making effective provision whereby the Notes will be secured by such Lien equally and ratably (provided that a Liberty Subsidiary that is a Guarantor may incur or suffer to exist a Lien upon any of its Property to secure its own obligations, without making such provision).

In addition, and notwithstanding anything to the contrary set forth herein, prior to the consummation of the Liberty Broadband Merger, neither the Issuer nor any Restricted Subsidiary shall sell or otherwise dispose of the Capital Stock of a Liberty Subsidiary (other than to the Issuer or a Restricted Subsidiary) unless on the date of any such sale or other disposition and after giving effect thereto and any associated prepayment or repayment of Indebtedness, the Consolidated Net Asset Test would be satisfied.

ARTICLE V

SUCCESSORS

Section 5.1.               Merger, Consolidation and Sale of Assets.

The Issuer shall not merge or consolidate with or into any other entity (other than a merger of a wholly owned Restricted Subsidiary into the Issuer) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(1)           the entity formed by or surviving any such consolidation or merger (if the Issuer is not the surviving entity) or the Person to which such sale, transfer, assignment, lease, conveyance or other disposition is made (the “Surviving Entity”):

(x)           shall be organized and existing under the laws of the United States of America or a State thereof or the District of Columbia; and

(y)           such entity expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, limited liability company or similar entity, the due and punctual payment of the principal of, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuer;

(2)           immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

(3)           immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), (i) the Issuer or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (a) of the first paragraph of Section 4.11 or (ii) the Total Leverage Ratio for the Issuer or the Surviving Entity, as the case may be, and its Restricted Subsidiaries would not be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(4)           in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Issuer’s Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person.

In connection with any consolidation, merger or transfer contemplated by the paragraph above, the Issuer shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, assignment, lease, conveyance or other disposition and the supplemental indenture in respect thereof comply with the paragraph above and that all conditions precedent therein provided for relating to such transaction or transactions have been complied with.

No Guarantor shall consolidate or merge with or into, or transfer all or substantially all of its assets to, another Person (other than the Issuer or a Guarantor) unless either the Note Guarantee of such Guarantor is being released in accordance with Section 4.19 or: (i) either (A) such Guarantor shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which any such transfer shall have been made, is organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the surviving Person (if other than such Guarantor) expressly assumes by supplemental indenture all the obligations of such Guarantor under its Note Guarantee and this Indenture; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

For all purposes under this Indenture, (i) in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time, and (ii) notwithstanding anything herein to the contrary, from and after the consummation of the Liberty Broadband Merger, any determination as to whether a Person has sold, transferred, leased or otherwise disposed of all or substantially all of its assets in connection with any transaction shall exclude from such determination all Liberty Dividend Assets involved in such transaction.

Section 5.2.               Successor Entity Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.1 hereof, any Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer herein.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1.               Events of Default.

An “Event of Default” occurs if:

(1)           the Issuer fails to make any payment of interest on any Note when the same becomes due and payable and such failure continues for a period of 30 days;

(2)           the Issuer fails to make any payment of any principal of any of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption, optional redemption, required purchase or otherwise;

(3)           the Issuer fails to perform or comply with Section 5.1 hereof;

(4)           the Issuer fails to comply with any other covenant or agreement in the Notes or in this Indenture and such failure continues for 30 days after written notice from the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding;

(5)           the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) defaults under any Indebtedness for borrowed money which results in acceleration of the maturity of such Indebtedness, or fails to pay any such Indebtedness when due within any applicable grace period, in a total principal amount greater than the greater of (x) $75 million and (y) 25% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries;

(6)           the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a Custodian of it or for any part of its property; or

(D)           makes a general assignment for the benefits of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case;

(B)           appoints a Custodian of the Issuer or any Restricted Subsidiary or for any substantial part of its property; or

(C)           orders the winding up or liquidation of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(8)           any judgment or judgments for the payment of money in an uninsured aggregate amount in excess of the greater of (x) $75 million and (y) 25% of Trailing EBITDA of the Issuer and its Restricted Subsidiaries is rendered against the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) and is not waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; or

(9)           the Note Guarantee of any Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor shall deny or disaffirm its obligations under this Indenture or the Note Guarantee of such Guarantor.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a Default or Event of Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default or Event of Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action.

Section 6.2.               Acceleration.

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (6) or (7) of Section 6.1 hereof with respect to the Issuer) shall have occurred and be continuing, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in this Indenture.

If an Event of Default specified in clause (6) or (7) of Section 6.1 hereof with respect to the Issuer occurs, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

Section 6.3.               Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.               Waiver of Past Defaults.

The Holders of a majority in principal amount of the Notes then outstanding may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.               Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and (e) hereof.

Section 6.6.               Limitation on Suits.

No Holder may institute any proceeding with respect to this Indenture or the Notes or for any remedy hereunder or thereunder unless:

(a)           such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 30% in aggregate principal amount of the then outstanding Notes have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding;

(c)           the Trustee shall not have received from the Holders of a majority in principal amount of the then outstanding Notes a direction inconsistent with such request; and

(d)           the Trustee shall have failed to institute such proceeding within 60 days;

provided, however, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.7.               Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of or premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.               Collection Suit by Trustee.

If an Event of Default specified in Section 6.l(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.               Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including compensation, expenses, disbursement and expenses due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes) or, their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent, to the making of such payments directly to the Holders, and to pay to the Trustee any amount due to it for compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof or otherwise pursuant to this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof, or otherwise pursuant to this Indenture, out of the estate in any such proceeding, shall be denied or unreasonably delayed for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may receive or be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.             Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.7 hereof;

Second: to Holders for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1.               Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)             the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of willful misconduct on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.               Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. A permissive right or power granted to the Trustee hereunder shall not be assumed to be a duty. Except as expressly provided in this Indenture, any determination or decision to act or refrain from acting made under this Indenture may be made by the Trustee in its reasonable judgment.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficiently evidenced by a written order signed by one Officer of the Issuer.

(f)            The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from the Issuer or any Holder.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(h)           The Trustee may request that an Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded or by any Officer.

(i)            Notwithstanding anything in this Indenture to the contrary, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.3.               Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.4.               Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.               Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Responsible Officer so becomes actually aware of such occurrence. Except in the case of a Default or Event of Default in payment of principal of, or premium or interest on, any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

Section 7.6.               [Reserved].

Section 7.7.               Compensation, Reimbursement and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and out-of-pocket expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable and documented disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems reasonably necessary, advisable or appropriate. The Issuer shall also pay when due to the Trustee and the Agents any and all other amounts expressly required pursuant to this Indenture.

The Issuer shall indemnify, defend and hold harmless the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses (including, without limitation, reasonable and documented attorney’s fees and expenses), including taxes (other than taxes based upon, measured by or determined by income), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including, without limitation, its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture against the Issuer (including, without limitation, this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall, to the extent permitted by applicable law (including, without limitation, any Bankruptcy Law), notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any claim or threatened claim asserted against the Trustee unless the Trustee elects to carry on the defense itself, and, if the Trustee does not elect to carry on the defense itself, the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.7 (and otherwise pursuant to this Indenture), the Trustee shall have a Lien prior to any right of a Holder (including, without limitation, any beneficial holder in a Note) in respect of the Notes on all money or property held or collected by the Trustee for the benefit of the Trustee or any Holder or to which the Trustee or any Holder has any rights, except that held in trust to pay principal, Redemption Price or Purchase Price of, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) hereof occurs, the reasonable and documented expenses for the services (including, without limitation, the reasonable and documented fees and expenses of its agents, consultants and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.               Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversion or liquidation; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 25% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.               Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.               Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.               Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(b)           the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(c)           the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s obligations in connection therewith; and

(d)           the Legal Defeasance provisions of this Article VIII.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.             Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under Sections 3.9, 3.10, 4.5, 4.7, 4.8 and 4.10 through 4.23 hereof, inclusive, and Section 5.1(2) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(3), Section 6.1(4), Section 6.1(5), Section 6.1(6) (other than with respect to the Issuer), Section 6.1(7) (other than with respect to the Issuer), Section 6.1(8) and Section 6.1(9) hereof shall not constitute Events of Default.

Section 8.4.               Conditions to Legal or Covenant Defeasance.

The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date;

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)           the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(6)           the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(7)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year or have been called for redemption within one year pursuant to Section 3.7 or 3.8.

Section 8.5.               Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and interest on, the Notes, provided that such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.               Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, Redemption Price or Purchase Price of, or interest on, any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Issuer, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7.               Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment with respect to any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.               Without Consent of Holders of Notes.

Notwithstanding Section 9.2 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a)           to provide for the assumption by a successor entity of the obligations of the Issuer under this Indenture;

(b)           to add Note Guarantees;

(c)           to release Guarantors when permitted by this Indenture;

(d)           to provide for security for the Notes (including provisions for the release of such security);

(e)           to add to the covenants of the Issuer or any Restricted Subsidiary;

(f)           to surrender any right or power conferred upon the Issuer;

(g)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(h)           to make any change that provides additional rights or benefits to the Holders of Notes or that does not materially adversely affect the rights of any Holder under this Indenture;

(i)             to cure any ambiguity, omission, defect or inconsistency; and

(j)             to conform the text of this Indenture, the Note Guarantees or the Notes to any provision under the heading “Description of the Notes” in the Offering Memorandum.

Upon the request of the Issuer, accompanied by a resolution of the Board of Directors (evidenced by an Officer’s Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. In formulating its opinion on such matters, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

Section 9.2.               With Consent of Holders of Notes.

Except as provided below in this Section 9.2, the Issuer and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for the Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the amount of Notes whose Holders must consent to an amendment;

(2)           reduce the rate of or change or have the effect of extending the time for payment of interest, including defaulted interest, on any Note;

(3)           reduce the principal of or change or have the effect of extending the Stated Maturity of any Note;

(4)           make any Note payable in money other than that stated in the Note;

(5)           impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(6)           modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or the Note Guarantees in a manner which materially adversely affects the Holders;

(7)           make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(8)           reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed as described under paragraph 5 of the Notes (other than to change the redemption notice requirements).

Upon the written request of the Issuer accompanied by a resolution of the Board of Directors (evidenced by an Officer’s Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall furnish to the Holders of Notes affected and the Trustee a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3.               [Reserved].

Section 9.4.               Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and of every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. Once an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder (including any beneficial holder of a Note).

Section 9.5.               Notation on or Exchange of Notes.

The Trustee may (but need not) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall (at the cost and expense of the Issuer) authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.               Trustee to Sign Amendment, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental Indenture until the Board of Directors approves such amended or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 12.4 and 12.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

GUARANTEE

Section 10.1.             Unconditional Guarantee.

Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and interest on the Notes and all other payment obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.3. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or pursuant to a release in accordance with Section 4.19(b). If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purpose of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration in respect of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantee.

Section 10.2.             Severability.

In case any provision of this Article X shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.3.             Limitation of Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law or that the obligations of such Guarantor under Section 10.1 would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under said Section 10.1. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.4, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance and not being held or determined to be void, invalid or unenforceable.

Section 10.4.             Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under such Funding Guarantor’s Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with generally accepted accounting principles consistently applied, subject to Section 10.3, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to such other Guarantor’s Guarantee.

Section 10.5.             Additional Guarantors.

Any Restricted Subsidiary which is required pursuant to Section 4.19 to become a Guarantor shall (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee which subjects such Restricted Subsidiary to the provisions of this Indenture as a Guarantor and pursuant to which such Restricted Subsidiary agrees to guarantee to each Holder of a Note the payment of amounts due in respect of the Notes in accordance with the provisions of this Indenture, and (b) cause to be delivered to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Restricted Subsidiary (subject to customary exceptions, including exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles).

Section 10.6.             Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against the Issuer that arises from the payment, performance or enforcement of such Guarantor’s obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.1.             Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)           either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable within one year, or (3) have been called for redemption pursuant to Section 3.7 or Section 3.8, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the scheduled maturity date or Redemption Date together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date;

(2)           the Issuer has paid all other sums payable under this Indenture by the Issuer; and

(3)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Issuer’s obligations in Sections 2.3, 2.6, 2.7, 2.11, 7.7, 7.8, 12.2 and 12.4, and the Trustee’s and Paying Agent’s obligations in Section 11.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuer’s obligations in Section 7.7 shall survive.

Section 11.2.             Application of Trust.

All money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and, at the written direction of the Issuer, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XII

MISCELLANEOUS

Section 12.1.             [Reserved].

Section 12.2.             Notices.

Any notice or communication by the Issuer or the Trustee to others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier, electronic mail (at such address as a party may designate in accordance herewith) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

GCI, LLC
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention: Chief Legal Officer

Fax: [Separately Provided]

Email: [Separately Provided]

With copies to (also address for the Issuer statements and fee invoices):

2550 Denali Street, Suite 1000

Anchorage, Alaska 99503-2751

Attention: Senior Vice President/Finance
Fax: [Separately Provided]
Email: [Separately Provided]

Baker Botts L.L.P.,
30 Rockefeller Plaza
New York, New York 10112
Attention: Robert Wann, Jr.
Fax: (212) 259-2525
Email: [Separately Provided]

If to the Trustee:

MUFG Union Bank, N.A.

350 California Street, 17th Floor

San Francisco, CA 94104

Attention: Corporate Trust Administration

Telephone Number: [Separately Provided]

Email: [Separately Provided]

Each of the Issuer and the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; when deemed received, if by electronic mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Anything herein to the contrary notwithstanding, any notice or communication to the Trustee will not be effective or be deemed to have been duly given unless and until such notice or communication is actually received by the Trustee at the Corporate Trust Office of the Trustee.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer or a Holder (including any beneficial holder of a Note). The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder will be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder or the Issuer in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Issuer mails a notice or communication to Holders, it will send by mail or otherwise as permitted by this Indenture a copy to the Trustee and each Agent at the same time.

Section 12.3.             Communication by Holders of Notes with Other Holders of Notes.

(a)           Within five Business Days after the receipt by the Trustee of a written application by any three or more Holders stating that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either:

(i)           afford to such applicants access to all information so furnished to or received by the Trustee; or

(ii)           inform such applicants as to the approximate number of Holders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

(b)           If the Trustee shall elect not to afford to such applicants access to the information described in clause (a)(i) above, the Trustee shall, upon the written request of such applicants, mail to all Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statement so filed, the Commission may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender.

(c)           The disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of this Section 12.3, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or of any law hereafter enacted, nor shall the Trustee be held accountable by reason of mailing any material pursuant to a request made under subsection (b) of this section.

Section 12.4.             Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee (solely to the extent requested in writing by the Trustee):

(a)           an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.5.             Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than Officer’s Certificates required by Section 4.9) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.6.             Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7.             No Liability of Managers, Officers, Employees and Shareholders.

No past, present or future manager, director, officer, employee, member, shareholder, partner, agent, Affiliate or incorporator of the Issuer or any Subsidiary of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.8.             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any manner permitted by law. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 12.9.             No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.           Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.           Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.           Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.           Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

GCI, LLC

By:	/s/ Ben Oren
	Name:	Ben Oren
	Title:	Senior Vice President and Treasurer

MUFG UNION BANK, N.A.,
as Trustee

By:	/s/ Timothy P. Miller
	Name:	Timothy P. Miller
	Title:	Vice President

List of Omitted Exhibits

The following exhibits to the Indenture, dated as of October 7, 2020, between GCI, LLC, as Issuer, and MUFG Union Bank, N.A., as Trustee, have not been provided herein:

EXHIBITS

Exhibit A

Exhibit B

Exhibit C

Exhibit D

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.